EXECUTION COPY













                       STOCK PURCHASE AGREEMENT

                             by and among

              LAZARD FRERES REAL ESTATE INVESTORS L.L.C.

                                  and

                    PROMETHEUS ASSISTED LIVING LLC

                                  and

                       ARV ASSISTED LIVING, INC.




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                           TABLE OF CONTENTS


                                                                  Page

                               ARTICLE I

                              Definitions
Section 1.1.   Action................................................1
Section 1.2.   ADA...................................................1
Section 1.3.   Advancing Party.......................................1
Section 1.4.   Affiliate.............................................2
Section 1.5.   Affiliated Limited Partnerships.......................2
Section 1.6.   Agreement.............................................2
Section 1.7.   Benefit Arrangements..................................2
Section 1.8.   Blue Sky Laws.........................................2
Section 1.9.   Board.................................................2
Section 1.10.  Breakup Fee...........................................2
Section 1.11.  Broker................................................2
Section 1.12.  Business Day..........................................2
Section 1.13.  Buyer.................................................2
Section 1.14.  Capital Expenditure Budget and Schedule...............2
Section 1.15.  CERCLA................................................2
Section 1.16.  CHAMPUS...............................................2
Section 1.17.  Claim.................................................2
Section 1.18.  Closing...............................................2
Section 1.19.  Closing Date..........................................2
Section 1.20.  Code..................................................2
Section 1.21.  Commitment............................................2
Section 1.22.  Company...............................................2
Section 1.23.  Company By-laws.......................................2
Section 1.24.  Company Charter.......................................3
Section 1.25.  Company Common Stock..................................3
Section 1.26.  Company Environmental Reports.........................3
Section 1.27.  Company Plans.........................................3
Section 1.28.  Company Preferred Stock...............................3
Section 1.29.  Company Properties....................................3
Section 1.30.  Company Registration Statement........................3
Section 1.31.  Company Reports.......................................3
Section 1.32.  Company Stock.........................................3
Section 1.33.  Competing Transaction.................................3
Section 1.34.  Contracts.............................................3
Section 1.35.  Controlled Group Liability............................3
Section 1.36.  Convertible Debt......................................3
Section 1.37.  Debt Instruments......................................3
Section 1.38.  Development Budget and Schedule.......................3
Section 1.39.  Employee Benefit Plans................................3
Section 1.40.  Employees.............................................3
Section 1.41.  Environmental Claim...................................4
Section 1.42.  Environmental Laws....................................4
Section 1.43.  Environmental Permits.................................4
Section 1.44.  ERISA.................................................4
Section 1.45.  ERISA Affiliates......................................4
Section 1.46.  Exchange Act..........................................4



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                                                                  Page

Section 1.47.  Executive Committee...................................4
Section 1.48.  Fully Diluted Basis...................................4
Section 1.49.  GAAP..................................................4
Section 1.50.  Government Authority..................................4
Section 1.51.  Governmental Entity ..................................4
Section 1.52.  HSR Act...............................................4
Section 1.53.  Indemnified Party.....................................4
Section 1.54.  Initial Closing.......................................5
Section 1.55.  Initial Number of Shares..............................5
Section 1.56.  Insurance Policies....................................5
Section 1.57.  IRS...................................................5
Section 1.58.  Laws..................................................5
Section 1.59.  Leased Property.......................................5
Section 1.60.  Liabilities...........................................5
Section 1.61.  Liens.................................................5
Section 1.62.  Loss and Expenses.....................................5
Section 1.63.  Material Adverse Effect...............................5
Section 1.64.  Materials of Environmental Concern....................5
Section 1.65.  Medical Reimbursement Programs........................5
Section 1.66.  Medicaid..............................................6
Section 1.67.  Medicare..............................................6
Section 1.68.  OIG...................................................6
Section 1.69.  Order.................................................6
Section 1.70.  Other Filings.........................................6
Section 1.71.  Owned Property........................................6
Section 1.72.  Pension Plans.........................................6
Section 1.73.  Per Share Purchase Price..............................6
Section 1.74.  Permit................................................6
Section 1.75.  Permitted Liens.......................................6
Section 1.76.  person................................................7
Section 1.77.  Projects..............................................7
Section 1.78.  Proxy Statement.......................................7
Section 1.79.  Purchase Price........................................7
Section 1.80.  Purchased Shares......................................7
Section 1.81.  Registration Rights Agreement.........................7
Section 1.82.  Regulatory Filings....................................7
Section 1.83.  Release...............................................7
Section 1.84.  Remaining Equity Commitment...........................7
Section 1.85.  Schedule Delivery.....................................7
Section 1.86.  SEC...................................................7
Section 1.87.  Second Closing Date...................................7
Section 1.88.  Securities Act........................................7
Section 1.89.  Securities Laws.......................................7
Section 1.90.  Stock Purchase........................................7
Section 1.91.  Stockholders Agreement................................7
Section 1.92.  Stockholder Approval..................................7
Section 1.93.  Structural Defect.....................................8
Section 1.94.  Subsequent Closing....................................8
Section 1.95.  Subsequent Purchase Price.............................8
Section 1.96.  Subsequent Purchases..................................8
Section 1.97.  Subsidiaries..........................................8
Section 1.98.  Tax...................................................8



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                                                                  Page

Section 1.99.  Tax Return............................................8
Section 1.100. Termination Event.....................................8
Section 1.101. Tax Asset.............................................8
Section 1.102. Title Policies........................................8
Section 1.103. Total Equity Commitment...............................9
Section 1.104. Transaction Documents.................................9
Section 1.105. Voting Agreements.....................................9
Section 1.106. Welfare Plans.........................................9

                               ARTICLE 2

                 Purchase and Sale of Shares; Closing

Section 2.1    Purchase and Sale.....................................9
Section 2.2    Consideration.........................................9
Section 2.3    Initial Closing.......................................9
Section 2.4    Subsequent Purchases and Sales........................9
Section 2.5    Additional Agreements and Closing Deliveries.........10
Section 2.6    Time and Place of Closings...........................11
Section 2.7    Right to Assign......................................11
Section 2.8    Limited Transfer Option..............................11



                               ARTICLE 3

             Representations and Warranties of the Company

Section 3.1    Organization and Qualification; Subsidiaries.........11
Section 3.2    Authority Relative to Agreements; Board Approval.....12
Section 3.3    Capital Stock........................................12
Section 3.4    No Conflicts; No Defaults; Required Filings and
                 Consents...........................................13
Section 3.5    SEC and Other Documents; Financial Statements;
                 Undisclosed Liabilities............................13
Section 3.6    Litigation; Compliance With Law......................14
Section 3.7    Absence of Certain Changes or Events.................15
Section 3.8    Tax Matters and Partnership Status...................15
Section 3.9    Compliance with Agreements; Material Agreements......16
Section 3.10   Company Charter and Company By-laws;
                 Corporate Records..................................18
Section 3.11   Properties...........................................19
Section 3.12   Environmental Matters................................21
Section 3.13   Employees and Employee Benefit Plans.................23
Section 3.14   Labor Matters........................................25
Section 3.15   Affiliate Transactions...............................25
Section 3.16   Insurance............................................25
Section 3.17   Proxy Statement......................................26
Section 3.18   Regulatory Compliance................................26
Section 3.19   Vote Required........................................28
Section 3.20   Brokers or Finders...................................28
Section 3.21   Knowledge Defined....................................29
Section 3.22   Delivery of Schedules................................29
Section 3.23   Certain Information..................................29



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                                                                  Page

                               ARTICLE 4

   Representations and Warranties of Buyer and the Advancing Party

Section 4.1    Organization.........................................29
Section 4.2    Due Authorization....................................30
Section 4.3    Conflicting Agreements and Other Matters.............30
Section 4.4    Acquisition for Investment; Sophistication;
                 Source of Funds....................................30
Section 4.5    Proxy Statement......................................30
Section 4.6    Brokers or Finders...................................31
Section 4.7    Investment Company Matters...........................31

                               ARTICLE 5

                    Covenants Relating to Closings

Section 5.1    Taking of Necessary Action...........................31
Section 5.2    Registration Rights Agreement........................32
Section 5.3    Stockholders Agreement...............................32
Section 5.4    Public Announcements; Confidentiality................32
Section 5.5    Conduct of the Business..............................33
Section 5.6    No Solicitation of Transactions......................36
Section 5.7    Information and Access...............................36
Section 5.8    Notification of Certain Matters......................37
Section 5.9    HSR Filing...........................................37
Section 5.10   Amendment of Company By-laws.........................37

                               ARTICLE 6

                     Certain Additional Covenants

Section 6.1    Resale...............................................38
Section 6.2    Use of Funds.........................................38
Section 6.3    Guarantee............................................38
Section 6.4    Loan.................................................38



                               ARTICLE 7

                        Conditions to Closings

Section 7.1    Conditions of Purchase at Initial Closing............38
Section 7.2    Conditions to Purchase at Second Closing.............39
Section 7.3    Conditions of Purchase at All Closings...............39
Section 7.4    Conditions of Sale...................................40

                               ARTICLE 8

                       Survival; Indemnification

Section 8.1   Survival..............................................41
Section 8.2   Indemnification by Buyer or the Company...............42
Section 8.3   Third-Party Claims....................................42



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                                                                  Page


                               ARTICLE 9

                              Termination

Section 9.1   Termination...........................................43
Section 9.2   Procedure and Effect of Termination...................44
Section 9.3   Expenses..............................................44

                              ARTICLE 10

                             Miscellaneous
Section 10.1  Counterparts..........................................45
Section 10.2  Governing Law.........................................45
Section 10.3  Entire Agreement......................................46
Section 10.4  Notices...............................................46
Section 10.5  Successors and Assigns................................46
Section 10.6  Headings..............................................47
Section 10.7  Amendments and Waivers................................47
Section 10.8  Interpretation; Absence of Presumption................47
Section 10.9  Severability..........................................47
Section 10.10 Further Assurances....................................47
Section 10.11 Specific Performance..................................47
Section 10.12 Joint and Several Liability...........................47
Section 10.13 Interpretation of Schedules...........................48
Section 10.14 Acknowledgment of Company's Right to Take
                Certain Actions.....................................48



                               SCHEDULES

Schedule 1.5        Affiliated Limited Partnerships
Schedule 1.75       Permitted Liens
Schedule 3.1(d)     Subsidiaries
Schedule 3.3(a)     Capital Stock Commitments
Schedule 3.3(b)     Other Equity Interests
Schedule 3.4(d)-A   Consents for Initial Closing
Schedule 3.4(d)-B   Consents for Second Closing
Schedule 3.5(a)     Company Registration Statements and Company Reports
Schedule 3.6(a)     Pending Litigation
Schedule 3.8(a)     Tax Matters
Schedule 3.8(b)     Tax Assets
Schedule 3.8(f)     Tax Agreements
Schedule 3.9(c)     Contracts
Schedule 3.10(a)    Organizational Documents
Schedule 3.11(a)    Real Property
Schedule 3.11(b)    Letters of Intent or  Similar Understandings
Schedule 3.11(c)    Rights of First Refusal
Schedule 3.11(d)    Non-Compliance and Capital Expenditure Budget and
                      Schedule
Schedule 3.11(e)    Development Properties



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Schedule 3.11(g)    Structural and Engineering Matters
Schedule 3.12(e)    Environmental Concerns
Schedule 3.12(e)    Environmental Concerns
Schedule 3.12(d)    Environmental Matters
Schedule 3.12(f)    Environmental Reports
Schedule 3.13(a)    Employment Agreements
Schedule 3.13(b)    Company Plans
Schedule 3.13(c)    Company Plan Liabilities
Schedule 3.13(d)    New Employee Benefit Plans
Schedule 3.13(g)    Termination and Retirement Benefits
Schedule 3.13(k)    Employee Benefits Triggered or Accelerated
Schedule 3.14       Collective Bargaining; Labor Union Agreements
Schedule 3.15       Affiliate Transactions
Schedule 3.16       Insurance Policies
Schedule 3.18(a)    Regulatory Compliance
Schedule 3.18(b)    Billing Practices
Schedule 3.18(e)    Third Party Payors
Schedule 5.1(e)     Stock Options
Schedule 5.5(a)     Contemplated Transactions


                               EXHIBITS

Exhibit A           Registration Rights Agreement
Exhibit B           Stockholders Agreement
Exhibit C           Form of Amendments to Company By-laws



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                         THIS STOCK PURCHASE AGREEMENT (the
                    "Agreement"), dated as of July 14, 1997, is made by and between ARV Assisted Living, Inc., a California corporation (the "Company"), Lazard Freres Real Estate Investors L.L.C., a New York limited liability company or an Affiliate thereof (the "Advancing Party") and Prometheus Assisted Living LLC, a Delaware limited liability company and an affiliate of the Advancing Party ("Buyer").


                               RECITALS:

     WHEREAS, Buyer wishes to purchase from the Company, and the Company wishes to sell to Buyer, up to an aggregate of 9,653,325 shares of the Company's common stock (the "Company Common Stock"), at a price equal to the Per Share Purchase Price;

     WHEREAS, Buyer, the Advancing Party, and the Company are entering into this Agreement to provide for such purchase and sale and to establish various rights and obligations in connection therewith;

     WHEREAS, the Company and Buyer believe that the combination in a strategic alliance of the Company's leadership, expertise and experience in development, management and operation of assisted living communities and the proven investment and capital markets expertise and access to capital of Buyer and its affiliates will significantly enhance the Company's ability to pursue its growth and operating strategies; and

     WHEREAS, by separate agreements (the "Voting Agreements"), certain stockholders of the Company have agreed to support and vote in favor of this Agreement;

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                               ARTICLE I

                              Definitions

     As used in this Agreement, the following terms shall have the following meanings:

     Section 1.1. "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any Government
Authority.

     Section 1.2. "ADA" shall mean the Americans with Disabilities
Act.

     Section 1.3. "Advancing Party" shall have the meaning set forth in the first paragraph hereof.

     Section 1.4. "Affiliate" shall have the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, and as in effect on the date hereof.

     Section 1.5. "Affiliated Limited Partnerships" shall mean those limited partnerships set forth in Schedule 1.5, which schedule lists those limited partnerships which the Company is the general partner of but which are not Subsidiaries.


     Section 1.6. "Agreement" shall have the meaning set forth in the first paragraph hereof.

     Section 1.7. "Benefit Arrangements" shall have the meaning set forth in Section 3.13(h).

     Section 1.8. "Blue Sky Laws" shall have the meaning set forth in
Section 3.4(e).

     Section 1.9. "Board" shall mean the Board of Directors of the Company.

     Section 1.10. "Breakup Fee" shall have the meaning set forth in
Section 9.3(b).

     Section 1.11. "Broker" shall have the meaning set forth in
Section 3.20.

     Section 1.12. "Business Day" shall mean any day other than a Saturday, a Sunday or a bank holiday in New York, N.Y.

     Section 1.13. "Buyer" shall have the meaning set forth in the first paragraph hereof.

     Section 1.14. "Capital Expenditure Budget and Schedule" shall have the meaning set forth in Section 3.11(d).

     Section 1.15. "CERCLA" shall have the meaning set forth in
Section 3.12(e).

     Section 1.16. "CHAMPUS" means the United States Department of Defense Civilian Health and Medical Program of the Uniformed Services.

     Section 1.17. "Claim" shall have the meaning set forth in Section
3.12(g)(i).

     Section 1.18. "Closing" shall mean the consummation of any Stock
Purchase.

     Section 1.19. "Closing Date" shall mean, with respect to the consummation of any Stock Purchase, the date on which the conditions set forth herein with respect thereto shall be satisfied or duly waived, or if the Company and Buyer mutually agree on a different date, the date upon which they have mutually agreed.

     Section 1.20. "Code" shall mean the Internal Revenue Code of
1986, as amended, and any successor thereto, including all of the rules and regulations promulgated thereunder.

     Section 1.21. "Commitment" shall have the meaning set forth in
Section 3.7.

     Section 1.22. "Company" shall have the meaning set forth in the first paragraph hereof.

     Section 1.23. "Company By-laws" shall mean the by-laws of the Company and any amendment or supplement thereto, as in effect on the date hereof.

     Section 1.24. "Company Charter" shall mean the Restated Articles of Incorporation of the Company and any amendment or supplement thereto, as in effect on the date hereof.

     Section 1.25. "Company Common Stock" shall have the meaning set forth in the second paragraph hereof.

     Section 1.26. "Company Environmental Reports" shall have the meaning set forth in Section 3.12(f).

     Section 1.27. "Company Plans" shall have the meaning set forth in
Section 3.13(b).

     Section 1.28. "Company Preferred Stock" shall have the meaning set forth in Section 3.3(a).

     Section 1.29. "Company Properties" shall have the meaning set forth in Section 3.1l(a).

     Section 1.30. "Company Registration Statement" shall have the meaning set forth in Section 3.5(a).

     Section 1.31. "Company Reports" shall have the meaning set forth in Section 3.5(a).

     Section 1.32. "Company Stock" shall mean, collectively, the Company Common Stock and any other shares of capital stock of the Company.

     Section 1.33. "Competing Transaction" shall mean (i) any acquisition in any manner, directly or indirectly (including through any option, right to acquire or other beneficial ownership), of more than 15% of the equity securities, on a Fully Diluted Basis, of the Company, or assets representing a material portion of the assets of the Company, other than any of the transactions contemplated by this Agreement or (ii) any merger, consolidation, sale of assets, share exchange, recapitalization, other business combination, liquidation, or other action out of the ordinary course of business of the Company, other than any of the transactions contemplated by this Agreement.

     Section 1.34. "Contracts" shall have the meaning set forth in
Section 3.9(c).

     Section 1.35. "Controlled Group Liability" shall have the meaning set forth in Section 3.13(h).

     Section 1.36. "Convertible Debt" shall mean the Company's 6-3/4% Convertible Subordinated Notes due 2006.

     Section 1.37. "Debt Instruments" shall mean all notes, loan agreements, mortgages, deeds of trust or similar instruments which evidence or secure any indebtedness owing by the Company or any of its Subsidiaries.

     Section 1.38. "Development Budget and Schedule" shall have the meaning set forth in Section 3.11(e).

     Section 1.39. "Employee Benefit Plans" shall have the meaning set forth in Section 3.13(h).

     Section 1.40. "Employees" shall have the meaning set forth in
Section 3.13(h).

     Section 1.41. "Environmental Claim" shall have the meaning set forth in Section 3.12(g)(ii).

     Section 1.42. "Environmental Laws" shall have the meaning set forth in Section 3.12(g)(iii).

     Section 1.43. "Environmental Permits" shall have the meaning set forth in Section 3.12(a).

     Section 1.44. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, including all of the rule and regulations promulgated thereunder and any successor thereto.

     Section 1.45. "ERISA Affiliates" shall mean any entity which is under "common control" with the Company, within the meaning of Section 4001(b)(1) of ERISA.

     Section 1.46. "Exchange Act" shall have the meaning set forth in
Section 3.4(e).

     Section 1.47. "Executive Committee" shall mean the executive committee of the Board as provided for in the form of the amendment to Company By-laws attached hereto as Exhibit C. The Executive Committee shall initially consist of five members, two of which will be appointed by Buyer. Any approval of, or action taken by, the Executive Committee will require the affirmative vote of four members of the committee acting at a duly convened meeting. The initial members of the Executive Committee will be Gary L. Davidson, Maurice J. DeWald, John J. Rydzewski and the two members appointed by Buyer.

     Section 1.48. "Fully Diluted Basis" shall mean then outstanding Company Stock plus any shares of stock or other equity or debt exchangeable for Company Stock and any shares of stock or other equity or debt the holders of which, after such exchanges would have the right to vote with the stockholders of the Company on any matter, and shall include the Convertible Debt, the instruments listed in Schedule 3.3(a) and Company Common Stock issuable under option or other equity-incentive plans listed on Schedule 3.13(b) and awards issued pursuant thereto.

     Section 1.49. "GAAP" shall have the meaning set forth in Section
3.5(b).

     Section 1.50. "Government Authority" shall mean any government or state (or any subdivision thereof) of or in the United States, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

     Section 1.51. "Governmental Entity" means any governmental or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government or any quasi-governmental authority or self-regulatory organization, whether federal, state or local, domestic or foreign.

     Section 1.52. "HSR Act" shall mean the Hart-Scott-Rodino
Antitrust Improvements Act of 1976, as amended.

     Section 1.53. "Indemnified Party" shall mean Buyer or the
Company, as the context may require.

     Section 1.54. "Initial Closing" shall have the meaning set forth in Section 2.3.

     Section 1.55. "Initial Number of Shares" shall mean 1,921,012 shares of Company Common Stock.

     Section 1.56. "Insurance Policies" shall have the meaning set forth in Section 3.16.

     Section 1.57. "IRS" shall mean the Internal Revenue Service.

     Section 1.58. "Laws" means any federal or state constitutional provision, statute, other rule, law, regulation or interpretation of any Governmental Entity and any Order, each as interpreted by the appropriate Governmental Entities prior to the Closing date.

     Section 1.59. "Leased Property" shall have the meaning set forth in Section 3.11(a).

     Section 1.60. "Liabilities" shall mean, as to any person, all debts, adverse claims, liabilities and obligations, direct, indirect, absolute or contingent of such person, whether known or unknown, accrued, vested or otherwise, whether in contract, tort, strict liability or otherwise and whether or not actually reflected, or required by GAAP to be reflected, in such person's or entity's balance sheets or other books and records, including without limitation (i) obligations arising from non-compliance with any law, rule or regulation of any Government Authority or imposed by any court or any arbitrator of any kind, (ii) all indebtedness or liability of such person for borrowed money, or for the purchase price of property or services (including trade obligations), (iii) all obligations of such person as lessee under leases, capital or other, (iv) liabilities of such person in respect of plans covered by Title IV of ERISA, or otherwise arising in respect of plans for Employees or former Employees or their respective families or beneficiaries, (v) reimbursement obligations of such person in respect of letters of credit, (vi) all obligations of such person arising under acceptance facilities, (vii) all liabilities of other persons or entities, directly, or indirectly, guaranteed, endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse by such person or with respect to which the person in question is otherwise directly or indirectly liable, (viii) all obligations secured by any lien on property of such person, whether or not the obligations have been assumed, and (ix) all other items which have been, or in accordance with GAAP would be, included in determining total liabilities on the liability side of the balance sheet.

     Section 1.61. "Liens" shall mean all liens, mortgages, deeds of trust, deeds to secure debt, security interests, pledges, claims, charges, easements and other encumbrances of any nature whatsoever.

     Section 1.62. "Loss and Expenses" shall have the meaning set forth in Section 8.2(a).

     Section 1.63. "Material Adverse Effect" shall mean, with respect to the Company and each of its Subsidiaries, a material adverse effect on the financial condition, results of operations or business of the Company and such Subsidiaries (to the extent of the Company's interests therein) taken as a whole.

     Section 1.64. "Materials of Environmental Concern" shall have the meaning set forth in Section 3.12(g)(iv).

     Section 1.65. "Medical Reimbursement Programs" means the
Medicare, Medicaid and CHAMPUS programs and any other health care program operated by or financed in whole or in part by any foreign or domestic federal, state or local government.

     Section 1.66. "Medicaid" means that means-tested entitlement program under Title XIX of the Social Security Act that provides federal grants to states for medical assistance based on specific eligibility criteria. (Social Security Act of 1965, Title XIX, P.L. 89-97, as amended; 42 U.S.C. 1396 et seq.).

     Section 1.67. "Medicare" means that government-sponsored entitlement program under Title XVIII of the Social Security Act that provides for a health insurance system for eligible elderly and disabled individuals. (Social Security Act of 1965, Title XVIII, P.L. 89-87, as amended, 42 U.S.C. 1395 et seq.).

     Section 1.68. "OIG" means the Office of the Inspector General of the United States Department of Health and Human Services.

     Section 1.69. "Order" means any decree, injunction, judgment, order, ruling, assessment or writ.

     Section 1.70. "Other Filings" shall have the meaning set forth in
Section 5.1(b).

     Section 1.71. "Owned Property" shall have the meaning set forth in Section 3.11(a).

     Section 1.72. "Pension Plans" shall have the meaning set forth in
Section 3.13(h).

     Section 1.73. "Per Share Purchase Price" shall mean the price of $14.00 per share for the Company Common Stock, adjusted for any stock split or reclassification of Company Common Stock.

     Section 1.74. "Permit" means any license, permit, franchise, certificate of authority, or order, or any waiver of the foregoing, required to be issued by any Governmental Entity.

     Section 1.75. "Permitted Liens" shall mean (i) Liens (other than Liens imposed under ERISA or any Environmental Law, or in connection with any Environmental Claim) for taxes or other assessments or charges of Governmental Authorities that are not yet delinquent or that are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves are being maintained by the Company or its Subsidiaries to the extent required by GAAP, (ii) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens (other than Liens imposed under ERISA or any Environmental Law or in connection with any Environmental Claim) imposed by law and created in the ordinary course of business for amounts not yet overdue or which are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves or other appropriate provisions are being maintained by the Company or its Subsidiaries to the extent required by GAAP and which, to the extent same do not relate to work or materials provided for in the Capital Expenditure Budget and Schedule, the 1998 and 1999 Preliminary Capital Expenditure Budgets and Schedules or the Development Budget and Schedule, do not exceed $100,000 in the aggregate (excluding from such calculation, any amounts disclosed in writing by the Company to Buyer which (a) are fully covered by insurance held by the Company under which the Company reasonably expects full recovery of such amounts, or (b) for which an adequate escrow has been established and is, at the relevant time, maintained),
(iii) any leases entered into after March 31, 1997 in the ordinary course of business on commercially reasonable terms and that are described in Schedule 1.75, (iv) easements, rights-of- way, covenants and restrictions which are customary and typical for properties similar to the Company Properties and which do not (x) interfere materially with the ordinary conduct of any Company Property or the business of the Company and its Subsidiaries as a whole or (y) detract materially from the value or usefulness of the Company Properties to which they apply and (v) the other Liens, if any, described in Schedule 1.75.

     Section 1.76. "person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or Government Authority.

     Section 1.77. "Projects" shall have the meaning set forth in
Section 3.11(e).

     Section 1.78. "Proxy Statement" shall have the meaning set forth in Section 5.1(b).

     Section 1.79. "Purchase Price" shall mean the Per Share Purchase Price multiplied by the number of shares of Company Common Stock to be purchased and sold at a particular Closing.

     Section 1.80. "Purchased Shares" shall have the meaning set forth in Section 2.1.

     Section 1.81. "Registration Rights Agreement" shall have the meaning set forth in Section 2.5(a).

     Section 1.82. "Regulatory Filings" shall have the meaning set forth in Section 3.4(e).

     Section 1.83. "Release" shall have the meaning set forth in
Section 3.12(g)(v).

     Section 1.84. "Remaining Equity Commitment" shall mean, on any given date after the Initial Closing, the Total Equity Commitment minus the Initial Purchase Price and, if any Subsequent Purchases shall have occurred, minus the Subsequent Purchase Prices. The Remaining Equity Commitment shall be deemed to be zero on the earlier of (i) the date that the Remaining Equity Commitment equals zero pursuant to the previous sentence or (ii) eighteen months after Stockholder Approval, but not later than June 30, 1999 (unless otherwise extended by Buyer and the Company in their sole discretion).

     Section 1.85. "Schedule Delivery Date" shall have the meaning set forth in Section 3.22.

     Section 1.86. "SEC" shall have the meaning set forth in Section
3.5(a).

     Section 1.87. "Second Closing Date" shall mean the Closing next following Stockholder Approval.

     Section 1.88. "Securities Act" shall have the meaning set forth in Section 3.4(e).

     Section 1.89. "Securities Laws" shall have the meaning set forth in Section 3.5(a).

     Section 1.90. "Stock Purchase" shall have the meaning set forth in Section 2.1.

     Section 1.91. "Stockholders Agreement" shall have the meaning set forth in Section 2.5(a).

     Section 1.92. "Stockholder Approval" shall have the meaning set forth in Section 7.2(a).

     Section 1.93. "Structural Defect" means a condition of the structure of any Company Property resulting from faulty engineering, construction, labor or materials, or from fire or other casualty and in any event includes any condition that could pose a hazard to life or safety.

     Section 1.94. "Subsequent Closing" shall mean each Closing of a Subsequent Purchase.

     Section 1.95. "Subsequent Purchase Price" shall mean the Per
Share Purchase Price multiplied by the number of Purchased Shares purchased by Buyer in a Subsequent Purchase.

     Section 1.96. "Subsequent Purchases" shall have the meaning set forth in Section 2.4(a).

     Section 1.97. "Subsidiaries" shall mean with respect to any person, any corporation, partnership, limited liability company, joint venture, business trust or other entity of which such person, directly or indirectly, (i) owns or controls 50% or more of the securities or other interests entitled to vote in the election of directors or others performing similar functions with respect to such corporation or other organization or (ii) otherwise controls such corporation, partnership, limited liability company, joint venture, business trust or other entity. Without limiting the generality of the foregoing, the Company's Subsidiaries include each of the entities set forth on
Schedule 3.1(d) as Subsidiaries, but shall not include Affiliated Limited Partnerships.

     Section 1.98. "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not. The term "Tax" also includes any amounts payable pursuant to any tax sharing agreement to which any relevant entity is liable as a successor or pursuant to contract.

     Section 1.99. "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, or any return or declaration of an informational nature required to be filed with the IRS or any other Government Authority.

     Section 1.100. "Termination Event" shall mean the date on which the Remaining Equity Commitment is zero and either (i) the Buyer no longer Beneficially Owns a number of shares of Company Common Stock equal to at least 5% of the outstanding Company Common Stock, on a Fully Diluted Basis, or (ii) the Buyer no longer Beneficially Owns Company Common Stock having an aggregate market value of at least $25,000,000.

     Section 1.101. "Tax Asset" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute of the Company and any of its Subsidiaries or Affiliated Limited Partnerships that could reduce Taxes (including, but not limited to, deductions or credits relating to alternative minimum Taxes).

     Section 1.102. "Title Policies" shall have the meaning set forth in Section 3.11(a).

     Section 1.103. "Total Equity Commitment" shall mean
$135,146,550.00.

     Section 1.104. "Transaction Documents" shall mean the
Stockholders Agreement and the Registration Rights Agreement.

     Section 1.105. "Voting Agreements" shall have the meaning set forth in the fifth paragraph hereof.

     Section 1.106. "Welfare Plans" shall have the meaning set forth in Section 3.13(h).


                               ARTICLE 2

                 Purchase and Sale of Shares; Closing

     Section 2.1 Purchase and Sale. Subject to the terms and conditions hereof, from time to time after the date hereof, at each Closing, the Company will sell, convey, assign, transfer, and deliver, and Buyer will purchase and acquire from the Company, an aggregate of up to 9,653,325 shares of Company Common Stock (the "Purchased Shares"); provided, however, that the obligation of Buyer to acquire any Purchased Shares in excess of the number of shares constituting 48.9% of Company Common Stock shall be subject to the condition specified in Section 7.4(d). Each Closing at which Buyer purchases any Purchased Shares is herein referred to as a "Stock Purchase."

     Section 2.2 Consideration. Subject to the terms and conditions hereof, at each Closing, Buyer shall deliver to the Company the Purchase Price with respect to the number of shares of Company Common Stock to be purchased and sold at such Closing by wire transfer of immediately available funds in U.S. dollars to the account or accounts specified by the Company.

     Section 2.3 Initial Closing. Subject to the terms and conditions hereof, as promptly as practicable following the date on which the applicable conditions set forth in Sections 7.1, 7.3 and 7.4 shall have been satisfied or duly waived (but in no event prior to August 29, 1997) Buyer will purchase and acquire (and the Advancing Party shall advance sufficient funds for such purchase) from the Company, and the Company will sell, convey, assign, transfer and deliver to Buyer, the Initial Number of Shares of Company Common Stock, and Buyer will pay to the Company the Purchase Price for such shares of Company Common Stock (the "Initial Closing").

     Section 2.4 Subsequent Purchases and Sales.

          (a) Subject to the terms and conditions hereof, following the Initial Closing Buyer will purchase and acquire (and the Advancing Party shall advance sufficient funds for such purchase) from the Company, and the Company will sell and deliver to Buyer, subject to satisfaction or waiver of the applicable conditions set forth in Sections 7.2, 7.3 and 7.4, (i) at the Second Closing 3,078,988 Purchased Shares and (ii) after the Second Closing from time to time as determined by the Company (but in any event on or before the earlier of eighteen months after the Stockholder Approval and June 30,
1999) at one or more Subsequent Closings an aggregate of 4,653,325 Purchased Shares (each Closing referred to in clauses (i) and (ii) referred to as a "Subsequent Purchase" and, together, the "Subsequent Purchases").

          (b) At least 20 calendar days prior to a Subsequent Purchase, the Company shall notify (which notice shall be in writing and shall be irrevocable) Buyer of the anticipated date of the Subsequent Closing and the number of Purchased Shares the Company is requiring Buyer to purchase, which shall not be fewer than 715,000 Purchased Shares (or such lesser amount if the number of Purchased Shares to be purchased under the Remaining Equity Commitment is less than 715,000); provided, however, that the notice of the stockholders meeting called to approve the issuance of the Company's Common Stock shall serve as notice for the Second Closing and the Second Closing shall occur on the date of Stockholder Approval if the other conditions thereto specified in this Agreement have been satisfied. Subject to the terms and conditions hereof, the Closing of any Subsequent Purchase shall occur as soon as possible following the date on which the applicable conditions set forth in Sections 7.2, 7.3 and
7.4 shall have been satisfied or duly waived.

          (c) If less than all Purchased Shares shall have been issued and sold at any and all Closings on or before the earlier of eighteen months after the Stockholder Approval and June 30, 1999, then Buyer shall, subject to the satisfaction or waiver of the applicable conditions set forth in Sections 7.3 and 7.4, make a Subsequent Purchase of all such remaining shares from the Company (and the Company shall sell to Buyer) on or before the earlier of eighteen months after Stockholder Approval and June 30, 1999, or as soon thereafter as all conditions to Buyer's obligation to effect the Subsequent Purchase hereunder shall have been satisfied or waived; provided, however, that Buyer may waive the foregoing requirement that such shares be purchased by such date.

     Section 2.5 Additional Agreements and Closing Deliveries.

          (a) Concurrently with the execution of this Agreement, (i) the Company, Buyer and the Advancing Party shall enter into a registration rights agreement substantially in the form attached as Exhibit A (the "Registration Rights Agreement"), (ii) the Company, Buyer and the Advancing Party shall enter into a stockholders agreement substantially in the form attached as Exhibit B (the "Stockholders Agreement") and (iii) Buyer shall have entered into the Voting Agreements with Gary L. Davidson, John A. Booty, David P. Collins, Graham P. Espley-Jones among other persons.

          (b) In addition to the other things required to be done hereby, at each Closing the Company shall deliver or cause to be delivered to Buyer the following: (i) certificates representing the number of shares of Company Common Stock to be issued and delivered at such Closing, free and clear of all Liens (unless created by Buyer or any of its Affiliates), with all necessary share transfer and other documentary stamps attached, (ii) a certificate, dated the relevant Closing Date and validly executed on behalf of the Company, as contemplated by Section 7.3(a), (iii) evidence or copies of any consents, approvals, orders, qualifications or waivers required pursuant to Section 7.3(d), (iv) all certificates and other instruments and documents required by this Agreement to be delivered by the Company to Buyer at or prior to each Closing and (v) such other instruments reasonably requested by Buyer as may be necessary or appropriate to confirm or carry out the provisions of this Agreement.

          (c) In addition to the delivery of the Purchase Price and the other things required to be done hereby, at each Closing, Buyer shall deliver, or cause to be delivered, to the Company the following:
(i) a certificate, dated the relevant Closing Date and validly executed by Buyer, as contemplated by Section 7.4(a), (ii) if not previously delivered to the Company, all other certificates, documents, instruments and writings required pursuant hereto to be delivered by or on behalf of Buyer at or before each Closing and (iii) such other instruments reasonably requested by the Company as may be necessary or appropriate to confirm or carry out the provisions of this Agreement.

     Section 2.6 Time and Place of Closings. Each Closing shall take place on the relevant Closing Date at such place and time as the Company and Buyer shall mutually agree.

     Section 2.7 Right to Assign. Buyer and the Advancing Party may assign their rights and delegate their obligations created hereby to purchase Company Common Stock in accordance with the provisions of
Section 10.5.

     Section 2.8 Limited Transfer Option. In the event that the Company does not receive Stockholder Approval by December 31, 1997 (other than solely as a result of Buyer's material breach of any of its obligations hereunder), Buyer will have the right to transfer Purchased Shares purchased at the Initial Closing subject to the transfer restrictions set forth in Section 5.2 of the Stockholders Agreement.


                               ARTICLE 3

             Representations and Warranties of the Company

     The Company hereby represents and warrants to Buyer as follows in
Section 3.1 through 3.20:

     Section 3.1 Organization and Qualification; Subsidiaries.

          (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. The Company has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted, and to enter into this Agreement and the Transaction Documents and to perform its obligations hereunder and thereunder.

          (b) Each of the Subsidiaries of the Company is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has the corporate, partnership or limited liability company power and authority to own its properties and to carry on its business as it is now being conducted.

          (c) Each of the Company and its Subsidiaries is duly qualified to do business and in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for any failures to be so qualified or to be in good standing as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (d) Schedule 3.1(d) sets forth the name of each Subsidiary of the Company (whether owned, directly or indirectly, through one or more intermediaries) and each Affiliated Limited Partnership. All of the outstanding shares of capital stock of, or other equity interest in, each of the Subsidiaries owned by the Company are duly authorized, validly issued, fully paid and nonassessable, and are owned, directly or indirectly, by the Company free and clear of all Liens, except as set forth in Schedule 3.1(d). The following information for each Subsidiary and Affiliated Limited Partnership is set forth in Schedule 3.1(d), if applicable: (i) its name and jurisdiction of incorporation or organization, (ii) the type of and percentage interest held by the Company in the Subsidiary or Affiliated Limited Partnership and the names of and percentage interest held by the other interest holders, if any, in the Subsidiaries, and (iii) any loans from the Company to, or priority payments due to the Company from, the Subsidiary or Affiliated Limited Partnerships, and the rate of return thereon. Except as contemplated hereby and as set forth on
Schedule 3.1(d), there are no existing options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate the Company or any of the Subsidiaries or Affiliated Limited Partnerships to issue, transfer or sell any shares of capital stock or equity interests in any of the Subsidiaries or Affiliated Limited Partnerships except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     Section 3.2 Authority Relative to Agreements; Board Approval.

          (a) The execution, delivery and performance of this Agreement and the Transaction Documents have been duly and validly authorized by all necessary action on the part of the Company, subject only to Stockholder Approval. This Agreement and the Transaction Documents have been duly executed and delivered by the Company for itself and constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights or general principles of equity.

          (b) The Board has, as of the date hereof, approved this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby and determined to recommend that the stockholders of the Company vote in favor of and approve the issuance of Company Common Stock pursuant to this Agreement subject to the fiduciary duty provisions of Section 5.6.

          (c) The shares of Company Common Stock to be acquired pursuant to this Agreement have been duly authorized for issuance and upon issuance will be duly and validly issued, fully paid and nonassessable.

          (d) The issue and sale of the shares of Company Common Stock hereunder will not give any stockholder of the Company the right to demand payment for its shares under California law or give rise to any preemptive or similar rights.

     Section 3.3 Capital Stock.

          (a) The authorized capital stock of the Company as of the date hereof consists of 100,000,000 shares of Company Common Stock, no par value per share, and 10,000 shares of Series A Convertible Redeemable Preferred Stock, no par value per share ("Company Preferred Stock"). As of the date hereof there were 9,662,990 shares of Company Common Stock issued and outstanding and no shares of Company Preferred Stock issued and outstanding. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth on
Schedule 3.3(a), the Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities the holders of which have the right to vote) with the stockholders of the Company on any matter. As of the date hereof, except as set forth in
Schedule 3.3(a) to this Agreement, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company to issue, transfer or sell any shares of capital stock or other equity interests of the Company.

          (b) Except for interests in the Subsidiaries and the Affiliated Limited Partnerships of the Company and except as set forth in Schedule 3.3(b), none of the Company or any of its Subsidiaries own directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business, trust or entity (other than investments in short-term investment securities).

     Section 3.4 No Conflicts; No Defaults; Required Filings and
Consents. Neither the execution and delivery by the Company hereof nor the consummation by the Company of the transactions contemplated hereby in accordance with the terms hereof, will:

          (a) conflict with or result in a breach of any provisions of the Company Charter or Company By-laws;

          (b) result in a breach or violation of, a default under, or the triggering of any payment or other obligations pursuant to any Contract;

          (c) violate or conflict with any statute, regulation, judgment, order, writ, decree or injunction applicable to the Company or its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

          (d) subject to the Company obtaining the third party consents set forth in Schedule 3.4(d)-A (with respect to the Initial Closing), and Schedule 3.4(d)-B (with respect to each Subsequent Closing), violate or conflict with or result in a breach of any provision of, or constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancelation of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of the Company or its Subsidiaries under, or result in being declared void, voidable or without further binding effect, or change the conversion rate of any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, convertible debenture, or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Company or its Subsidiaries is a party, or by which the Company or its Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; or

          (e) require any consent, approval or authorization of, or declaration, filing or registration with, any Government Authority, other than any filings required under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or state securities laws ("Blue Sky Laws") (collectively, the "Regulatory Filings"), and any filings required to be made with the Secretary of State of California or any national securities exchange on which the Company Common Stock is listed, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     Section 3.5 SEC and Other Documents; Financial Statements;
Undisclosed Liabilities.

          (a) The Company has delivered or made available to Buyer the registration statement of the Company filed with the Securities and Exchange Commission ("SEC") in connection with the Company's initial public offering of Company Common Stock, and all exhibits, amendments and supplements thereto (collectively, the "Company Registration Statement"), and each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties since the effective date of the Company Registration Statement, which are set forth in Schedule 3.5(a), each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Company Reports"). Except as set forth in
Schedule 3.5(a),
the Company Reports were filed with the SEC in a timely manner and constitute all forms, reports and documents required to be filed by the Company under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder (the "Securities Laws"). As of their respective dates, the Company Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. There is no unresolved violation asserted or comments issued by any Government Authority with respect to any of the Company Reports.

          (b) Each of the balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presented the financial position of the entity or entities to which it relates as of its date and each of the statements of operations, stockholders' equity (deficit) and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presented the results of operations, retained earnings or cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, normal recurring year-end adjustments which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (c) Except as and to the extent set forth in the Company Reports and the Company's financial statements filed with the SEC or in any Schedule hereto, to the Company's knowledge, none of the Company or any of its Subsidiaries has any Liabilities (nor do there exist any circumstances) that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (d) The books of account and other financial records of the Company and each of its Subsidiaries are in all respects true and complete, have been maintained in accordance with good business practices, and are accurately reflected in all respects in the financial statements included in the Company Reports, except, in each case, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     Section 3.6 Litigation; Compliance With Law.

          (a) Except as set forth on Schedule 3.6(a), there are no Actions pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or which question the validity of this Agreement or any Transaction Document or any action taken or to be taken in connection herewith or therewith. Except as set forth on Schedule 3.6(a), the maximum liability of the Company with respect to each Action set forth on Schedule 3.6(a) is fully covered by policies of insurance described in Section 3.16. Except as disclosed in Schedule 3.6(a), there are no continuing orders, injunctions or decrees of any Government Authority to which the Company or any of its Subsidiaries is a party or by which any of its properties or assets are bound.

          (b) None of the Company or its Subsidiaries is in violation of any statute, rule, regulation, order, writ, decree or injunction of any Government Authority or any body having jurisdiction over them or any of their respective properties which, if enforced, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     Section 3.7 Absence of Certain Changes or Events. Except as disclosed in the Company Reports filed with the SEC prior to the date hereof and except as disclosed in Schedule 3.7 since March 31, 1997, the Company and each of its Subsidiaries has conducted its business only in the ordinary course and has operated, constructed, developed, acquired and entered into management contracts and leases in respect of assisted living facilities only in the ordinary course of such business, and there has not been (a) any change, circumstance or event that would reasonably be expected to result in a Material Adverse Effect, (b) any declaration, setting aside or payment of any dividend or other distribution with respect to the Company Common Stock, except in accordance with Section 5.5, (c) any commitment, contractual obligation, borrowing, capital expenditure or transaction (each, a "Commitment") entered into by the Company or any of its Subsidiaries, other than Commitments which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or (d) any change in the Company's accounting principles, practices or methods which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     Section 3.8 Tax Matters and Partnership Status.

          (a) The Company, each of its Subsidiaries and each of its Affiliated Limited Partnerships has timely filed with the appropriate taxing authority all Tax Returns required to be filed by it or has timely requested extensions and any such request has been granted and has not expired. Each such Tax Return, as amended (if applicable), is, or will be, as the case may be, complete and accurate in all respects. All Taxes (including Taxes for which no Tax Returns are required to be filed and including payroll and wage withholding Taxes) of the Company and any of its Subsidiaries and Affiliated Limited Partnerships, or for which the Company or any of its Subsidiaries or Affiliated Limited Partnerships is or could otherwise be held liable, have been duly and timely paid or accrued, except for Taxes being contested in good faith and for which adequate reserves have been taken. The Company, each of its Subsidiaries and each of its Affiliated Limited Partnerships has properly accrued all Taxes for such periods subsequent to the periods covered by such Tax Returns as required by GAAP. None of the Company or any of its Subsidiaries or Affiliated Limited Partnerships has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any Tax. Except as set forth in Schedule 3.8(a), none of the Company or any of its Subsidiaries or Affiliated Limited Partnerships or any of its Employee Benefit Plans or Benefit Arrangements is being audited or examined by any taxing authority with respect to any Tax or is a party to any pending action or proceedings by any taxing authority or other Government Authority for assessment or collection of any Tax, and no claim for assessment or collection of any Tax has been asserted against it. True and complete copies of all federal, state and local income or franchise Tax Returns filed by the Company, each of its Subsidiaries and each of its Affiliated Limited Partnerships for 1994 and 1995 and all communications relating thereto have been delivered to Buyer or made available to representatives of Buyer prior to the date hereof. No claim has been made in writing or, to the Company's knowledge, otherwise by an authority in a jurisdiction where the Company or any of its Subsidiaries or Affiliated Limited Partnerships does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Except as set forth in Schedule 3.8(a) and except for any Tax appeal filed by the Company or its Subsidiaries in the ordinary course of business, there is no dispute or claim concerning any Tax liability of the Company or any of its Subsidiaries or Affiliated Limited Partnerships, (i) claimed or raised by any taxing authority, either orally or in writing or (ii) as to which the Company or any of its Subsidiaries or Affiliated Limited Partnerships has knowledge.

          (b) Except as set forth in Schedule 3.8(b), all Tax Assets, deductions and credits (including, but not limited to, the low-income housing credit under Section 42 of the Internal Revenue Code of 1986, as amended) claimed or, in the case a Tax Return for which an extension has been granted, to be claimed, on a Tax Return of the Company or any of its Subsidiaries or Affiliated Limited Partnerships have been or will be, as the case may be, timely and properly claimed.

          (c) Any amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated hereby by any Employee, officer, or director of the Company or any of its Affiliates or independent contractor who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.28OG-1) under any employment, severance or termination agreement, other compensation arrangement or plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 28OG(b)(1) of the Code).

          (d) The disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any of its Subsidiaries under any contract, stock plan, program, arrangement or understanding currently in effect.

          (e) The Affiliated Limited Partnerships are and will continue to be classified as partnerships for United States federal income and all other relevant tax law purposes.

          (f) Except as set forth in Schedule 3.8(f), none of the Company or any of its Subsidiaries or Affiliated Limited Partnerships is a party to or is bound by any agreement, arrangement or practice with respect to Taxes. The Company has delivered to Buyer complete and accurate copies of any such written agreement, arrangement or practice, and complete and accurate descriptions of any such oral agreement, arrangement or practice.

     Section 3.9   Compliance with Agreements; Material Agreements.

          (a) Neither the Company nor any of its Subsidiaries is in default under or in violation of any provision of the Company Charter or the Company By-laws or any Contract, except for such defaults or violations which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (b) The Company and each of its Subsidiaries have filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file with any Government Authority and all other material reports and statements required to be filed by them, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, and have paid all fees or assessments due and payable in connection therewith, except for such failures to file or pay which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There is no unresolved violation asserted by any regulatory agency of which the Company has received written notice with respect to any report or statement relating to an examination of the Company or any of its Subsidiaries which, if resolved in a manner unfavorable to the Company or such Subsidiary, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (c) Except as set forth in Schedule 3.9(c), neither the Company nor any Subsidiary is a party to or bound by any:

          (i) employment agreement or employment contract that has an aggregate future liability in excess of $50,000 and is not terminable by the Company or a Subsidiary by notice of not more than 60 days for a cost of less than $50,000;

          (ii) employee collective bargaining agreement or other contract with any labor union;

          (iii) covenant of the Company or a Subsidiary not to compete;

          (iv) agreement, contract or other arrangement with any current or former officer, director, employee, or Affiliate or relative thereof, of the Company or any Subsidiary (other than employment agreements covered by clause (i) above);

          (v) lease, sublease or similar agreement involving annual payments in excess of $50,000 with any person (other than the Company or a Subsidiary) under which the Company or a Subsidiary is a lessor or sublessor of, or makes available for use to any person (other than the Company or a Subsidiary), (A) any Company Property or (B) any portion of any premises otherwise occupied by the Company or a Subsidiary;

          (vi) lease or similar agreement with any person (other than the Company or a Subsidiary) under which (A) the Company or a Subsidiary is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or (B) the Company or a Subsidiary is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by the Company or a Subsidiary, in any such case which has an aggregate annual future liability or receivable, as the case may be, in excess of $50,000 and is not terminable by the Company or a Subsidiary by notice of not more than 60 days for a cost of less than $50,000;

          (vii) (A) continuing contract for the future purchase of materials, supplies or equipment (other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice) in excess of $50,000 annually, (B) management, service, consulting or other similar type of contract or (C) advertising agreement or arrangement, in any such case which has an aggregate future liability to any person (other than the Company or a Subsidiary) in excess of $50,000 and is not terminable by the Company or a Subsidiary by notice of not more than 60 days for a cost of less than $50,000;

          (viii) material license, option or other agreement relating in whole or in part to intellectual property (including any license or other agreement under which the Company or a Subsidiary is license or licensor of any such intellectual property);

          (ix) agreement, contract or other instrument under which the Company or a Subsidiary has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person (other than the Company or a Subsidiary) or any other note, bond, debenture or other evidence of indebtedness issued to any person (other than the Company or a Subsidiary);

          (x) agreement, contract or other instrument (including so-called take-or-pay or keepwell agreements) under which (A) any person (including the Company or a Subsidiary) has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Company or a Subsidiary or (B) the Company or a Subsidiary has directly or indirectly guaranteed indebtedness, liabilities or obligations of any person

     (in each case other than endorsements for the purpose of collection in the ordinary course of business);

          (xi) agreement, contract or other instrument under which the Company or a Subsidiary has, directly or indirectly, made any advance, loan, extension of credit or capital contribution in excess of $50,000 to, or other investment in, any person (other than the Company or a Subsidiary);

          (xii) mortgage, pledge, security agreement, deed of trust or other instrument granting a lien or other encumbrance upon any Company Property;

          (xiii) agreement or instrument providing for indemnification of any person with respect to liabilities relating to any current or former business of the Company, a Subsidiary or any predecessor person exclusive of indemnifications included in other documents on Schedule 3.9(c) or granted to sellers of real property owned or leased by the Company or its Affiliates; or

          (xiv) other agreement, contract, management contract, lease, license, commitment or instrument to which the Company or any Subsidiary is a party or by or to which it or any of its assets or business is bound or subject, none of which are, on an individual basis, material to the Company (as opposed to the Company and its Subsidiaries taken as a whole).

Except as set forth in Schedule 3.9(c), all agreements, contracts, leases, licenses, commitments or instruments of the Company or any Subsidiary listed in the Schedules hereto (collectively, the "Contracts") are valid, binding and in full force and effect and are enforceable by the Company or the relevant Subsidiary in accordance with its terms. Except as set forth in Schedule 3.9(c), the Company and the Subsidiaries have performed all material obligations required to be performed by them to date under the Contracts and they are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of the Company, no other party to any of the Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. Except as set forth in Schedule 3.9(c), there are no change of control or similar provisions or any obligations arising under any Contract which are created, accelerated or triggered by the execution, delivery or performance of this Agreement or the Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

     Section 3.10 Company Charter and Company By-laws; Corporate
Records.

          (a) The Company has delivered to Buyer true and complete copies of the Company Charter and the Company By-laws, as amended to date, and the charter, by-laws, organization documents, partnership agreements of its Subsidiaries, and all amendments thereto. All such documents are listed in Schedule 3.10(a).

          (b) The minute books and other records of corporate proceedings of the Company and each of its Subsidiaries contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the stockholders and directors and any committees of the Board of Directors of the Company and their Subsidiaries which are corporations, except for documentation of discussions relating to or in connection with the transactions contemplated hereby or matters related hereto, and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. True and complete copies of the foregoing have been delivered to Buyer prior to the date hereof. The Company does not keep written records of the partnership proceedings of the Company's Subsidiaries that are partnerships.

     Section 3.11 Properties.

          (a) Schedule 3.11(a) sets forth a complete and accurate list and the address of all real property and inter- ests in real property owned in fee by the Company and the Subsidiaries (individually, an "Owned Property"). Schedule 3.11(a) sets forth a complete list of all real property and interests in real property leased by the Company and the Subsidiaries (individually, a "Leased Property"). The Company or a Subsidiary has (i) good and insurable fee title to all Owned Property and (ii) good and valid title to the leasehold estates in all Leased Property (an Owned Property or Leased Property being sometimes referred to herein, individually, as a "Company Property" and, collectively, as "Company Properties"), in each case free and clear of all mortgages, liens, security interests, encumbrances, leases, assignments, subleases, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except (A) such as are set forth in Schedule 3.11(a) or on Schedule 3.9(c), (B) Permitted Liens, (C) financing statements, easements, covenants, rights-of-way and other similar restrictions of record and (D) (I) zoning, building and other similar restrictions, (II) mortgages, liens, security interests, encumbrances, easements, covenants, rights-of-way and other similar restrictions that have been placed by any developer, landlord or other third party on property over which the Company or any Subsidiary has easement rights or on any Leased Property and subordination or similar agreements relating thereto, and (III) unrecorded easements, covenants, rights-of-way and other similar restrictions, none of which items set forth in clauses (I), (II) and
(III), individually or in the aggregate, materially impair the continued use and operation of the property to which they relate in the business of the Company and the Subsidiaries, taken as a whole, as presently conducted. Except as set forth on Schedule 3.11(a), to the knowledge of the Company, the current use by the Company and the Subsidiaries of the offices and other facilities located on Company Property does not violate any local zoning or similar land use or government regulations in any material respect. Except as set forth on
Schedule 3.11(a), American Land Title Association policies of title insurance (or marked title insurance commitments having the same force and effect as title insurance policies) have been issued by national title insurance companies insuring the fee simple title of the Company or its Subsidiaries, as applicable, to each of the Owned Properties in sufficient amounts to avoid co- insurance statutes, subject only to the matters set forth therein (the "Title Policies"), and, to the Company's knowledge, the Title Policies are valid and in full force and effect and no claim has been made under any such policy. The Company has delivered to Buyer true and complete copies of all such policies and of the most recent surveys of the Owned Properties, and true and complete copies of all material exceptions referenced in such policies and the most recent title reports for and surveys of each of the Owned Properties.

          (b) Schedule 3.11(b) sets forth a complete and accurate list of all material commitments, letters of intent or similar written understandings made or entered into by the Company or any of its Subsidiaries as of the date hereof (x) to sell, mortgage, pledge or hypothecate any Owned Properties, which, individually or in the aggregate, are material, or to otherwise enter into a material transaction in respect of the ownership or financing of any Company Property or (y) to purchase or to acquire an option, right of first refusal or similar right in respect of any real property, which, individually or in the aggregate, are material, which, in any such case, has not yet been reduced to a written lease or contract, and sets forth with respect to each such commitment, letter of intent or other understanding the principal terms thereof. The Company has delivered to Buyer a true and complete copy of each such commitment, letter of intent or other understanding. Schedule 3.11(b) also sets forth a complete and accurate list of all agreements to purchase real property to which the Company or any Subsidiary is a party.

          (c) Except as set forth in Schedule 3.11(c), none of the Company Properties is subject to any outstanding purchase options nor has the Company or any of its Subsidiaries entered into any outstanding contracts with others for the sale, mortgage, pledge, hypothecation, assignment, sublease, lease or other transfer of all or any part of any Company Property, and no person has any right or option to acquire, or right of first refusal with respect to, the Company's or any of its Subsidiaries' interest in any Company Property or any part thereof. None of the Company or any of its Subsidiaries has any outstanding options or rights of first refusal or has entered into any outstanding contracts with others for the purchase of any real property.

          (d) Schedule 3.11(d) contains a complete and accurate description of any noncompliance by any Company Property, to the Company's knowledge, with any law, ordinance, code, health and safety regulation or insurance requirement other than such noncompliance as would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect. Schedule 3.11(d) also sets forth the Company's or any Subsidiary's capital expenditure budget and schedule for each Company Property, which describes the capital expenditures which the Company or any Subsidiary has budgeted for such Company Property for the period ending March 31, 1997 (the "Capital Expenditure Budget and Schedule"). The Capital Expenditure Budget and Schedule also describes other capital expenditures as are necessary in order to bring such Company Property into compliance with applicable laws, ordinances, codes, health and safety regulations and insurance requirements (including in respect of fire sprinklers, compliance with the ADA or which the Company otherwise plans or expects to make in order to cure or remedy any construction, electrical, mechanical or other defects, to renovate, rehabilitate or modernize such Company Property, or otherwise, excluding, however, any tenant improvements required to be made under any Company Lease). Except as set forth in the Capital Expenditure Budget and Schedule there are no capital expenditure budgets or projections for periods after March 31, 1998. The costs and time schedules set forth in the Capital Expenditure Budget and Schedule are reasonable estimates and projections. Except as set forth in Schedule 3.11(d), there are no outstanding or, to the Company's knowledge, threatened requirements by any insurance company which has issued an insurance policy covering any Company Property, or by any board of fire underwriters or other body exercising similar functions, requiring any repairs or alterations to be made to any Company Property that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (e) Schedule 3.11(e) contains a list of each Company Property which consists of or includes undeveloped land or which is in the process of being developed or redeveloped (collectively, the "Development Properties") and a brief description of the development or redevelopment intended by the Company or any Subsidiary to be carried out or completed thereon (collectively, the "Projects"), including any budget and development schedule therefor prepared by or for the Company or any Subsidiary (collectively, the "Development Budget and Schedule"). Except as set forth on Schedule 3.11(e), each Development Property is zoned for the lawful development or redevelopment thereon of the applicable Project, and the Company or its Subsidiaries have obtained all permits, licenses, consents and authorizations required for the lawful development or redevelopment thereon of such Project, except only for such failure to meet the foregoing standards as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. To the Company's knowledge, there are no material impediments to or constraints on the development or redevelopment of any Project in all material respects within the time frame and for the cost set forth in the Development Budget and Schedule applicable thereto. In the case of each Project the development of which has commenced, to the Company's knowledge, the costs and expenses incurred in connection with such Project and the progress thereof are consistent and in compliance in all material respects with the Development Budget and Schedule applicable thereto. The Company has made available to Buyer all feasibility studies, soil tests, due diligence reports and other studies, tests or reports performed by or for the Company at any time since the Company's initial public offering, which relate to the Development Properties or the Projects.

          (f) The Company and each of its Subsidiaries have good and sufficient title to all the personal and non- real properties and assets reflected in their books and records as being owned by them (including those reflected in the balance sheets of the Company and its Subsidiaries as of March 31, 1997, except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all Liens, except for Permitted Liens which are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect.

          (g) Schedule 3.11(g) sets forth all structural and engineering reports that are in the Company's possession or control, true and correct copies of all of which have been heretofore delivered to Buyer. Except as disclosed in such reports, the Company has received no notice of, and has no knowledge of any Structural Defect at any Company Property that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     Section 3.12 Environmental Matters.

          (a) Except as disclosed in the Company Environmental Reports, each of the Company and its Subsidiaries has obtained, and now maintains as currently valid and effective, all permits, certificates of financial responsibility and other governmental authorizations required to be obtained by the Company or any Subsidiary under the Environmental Laws (the "Environmental Permits") in connection with the operation of their respective businesses and properties. Except as disclosed in the Company Environmental Reports, each of the Company and its Subsidiaries, and each of the Company Properties is and has been in compliance with all terms and conditions of the Environmental Permits and all Environmental Laws, except only to an extent which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company has no knowledge of any circumstances or conditions that may prevent or interfere with such compliance in the future.

          (b) Each of the Company and its Subsidiaries has provided to Buyer evidence of all formal communications, oral or written (whether from a Government Authority, citizens' group, employee or other person), which the Company has received regarding (x) alleged or suspected noncompliance of any of the Company Properties with any Environmental Laws or Environmental Permits or (y) alleged or suspected Liability of the Company or its Subsidiaries under any Environmental Law, which noncompliance or Liability would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (c) There are no liens or encumbrances on any of the Company Properties which arose pursuant to or in connection with any Environmental Law or Environmental Claim and, to the Company's knowledge, no government actions have been taken or threatened to be taken or are in process which are reasonably likely to subject any Company Property to such liens or other encumbrances.

          (d) Except as disclosed in Schedule 3.12(d) (none of which matters would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), or set forth in the Company Environmental Reports, no Environmental Claim has been asserted or, to the Company's knowledge, threatened that may result in a Liability in excess of $100,000 with respect to the operations or the businesses of the Company or its Subsidiaries, or with respect to the Company Properties. Except as set forth in the Company Environmental Reports, no circumstances, past or present actions, conditions, events or incidents which exist with respect to the Company or its Subsidiaries or the Company Properties that would reasonably be expected to result in any such Environmental Claim in excess of $100,000 being asserted, in any such case, against (i) the Company or its Subsidiaries, or (ii) to the Company's knowledge, any person whose liability for any Environmental Claims the Company or its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

          (e) Except as disclosed in Schedule 3.12(e) (none of which matters would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), or set forth in the Company Environmental Reports, (i) none of the Company or its Subsidiaries has been notified or anticipates being notified of potential responsibility in connection with any site that has been placed on, or proposed to be placed on, the National Priorities List or its state or foreign equivalents pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss. 9601 et seq., or analogous state laws, (ii) no Materials of Environmental Concern are present on, in or under any Company Property in a manner or condition that is reasonably likely to give rise to an Environmental Claim which would reasonably be expected to result in a Material Adverse Effect, (iii) none of the Company or its Subsidiaries has Released or arranged for the Release of any Materials of Environmental Concern at any location to an extent or in a manner which would reasonably be expected to result in a Material Adverse Effect, (iv) no underground storage tanks, surface impoundments, disposal areas, pits, ponds, lagoons, open trenches or disused industrial equipment is present at any of the Company Properties in a manner or condition that is reasonably likely to give rise to an Environmental Claim which would reasonably be expected to result in a Material Adverse Effect, (v) no transformers, capacitors or other equipment containing fluid with more than 50 parts per million polychlorinated biphenyls are present at any of the Company Properties in a manner or condition that is reasonably likely to give rise to an Environmental Claim which would reasonably be expected to result in a Material Adverse Effect, except for any such transformers, capacitors or other equipment owned by any utility company, and (vi) except as set forth on Schedule 3.12(e) to the Company's knowledge no friable asbestos and no friable asbestos- containing material is present at any of the Company Properties and no Employee, agent, contractor or subcontractor of the Company or its Subsidiaries or any other person is now or has in the past been exposed to friable asbestos at any Company Property, except, in the case of each of the matters set forth in this subpart (vi), for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (f) Schedule 3.12(f) contains a list of each environmental report prepared for the Company or its Subsidiaries or otherwise in the possession of any of them with respect to the environmental condition of any of the Company Properties (collectively, the "Company Environmental Reports"). The Company has previously delivered or made available to Buyer true and complete copies of each Company Environmental Report. To the Company's knowledge, none of the matters disclosed by the Company Environmental Reports would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. The Company has no knowledge of any facts or circumstances relating to the environmental condition of any property owned, leased or otherwise held by the

Company that is not a Company Property that are reasonably likely to result in a Material Adverse Effect.

          (g) For purposes hereof, the terms listed below shall have the following meanings:

          (i) "Claim" shall mean all actions, causes of action, suits, judgments, executions, claims, Liabilities and demands whatsoever, in law or equity.

          (ii) "Environmental Claim" shall mean any Claim investigation or notice by any person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or fatalities, or penalties) arising out of, based on or resulting from (A) the presence, generation, transportation, treatment, use, storage, disposal or Release of Materials of Environmental Concern or the threatened Release of Materials of Environmental Concern at any location, or (B) activities or conditions forming the basis of any violation, or alleged violation of, or liability or alleged liability under, any Environmental Law.

          (iii) "Environmental Laws" shall mean federal, state, and local laws, ordinances, common law, orders, statutes, and regulations relating to the pollution or protection of the environment or of flora or fauna or their habitat or of human health and safety, or to the cleanup or restoration of the environment.

          (iv) "Materials of Environmental Concern" shall mean all chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or any fraction thereof, petroleum products and hazardous substances or solid or hazardous wastes as now defined and regulated under any Environmental Laws.

          (v) "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration.

     Section 3.13 Employees and Employee Benefit Plans.

          (a) Schedule 3.13(a) sets forth a complete and accurate list of all employment agreements between the Company or any of its Subsidiaries and employees of the Company or any of its Subsidiaries. Except for the employees who are parties to such employment agreements, all of the employees of the Company and each of its Subsidiaries are employed on an at-will basis (except for restrictions or limitations on the at-will basis of such employees imposed by law or equity or general principles of law or equity).

          (b) Schedule 3.13(b) sets forth a complete and accurate list of all Employee Benefit Plans and all material Benefit Arrangements which cover Employees of the Company or any of its Subsidiaries with respect to their employment relationship with the Company or any of its Subsidiaries (the "Company Plans"). With respect to each Company Plan, the Company has made available to Buyer true and complete copies of: (i) the plans and related trust documents and amendments thereto,
(ii) the most recent summary plan descriptions, if any, and the most recent annual report, if any, and (iii) the most recent actuarial valuation (to the extent applicable).

          (c) With respect to each Company Plan, (i) the Company and each of its Subsidiaries is in compliance in all material respects with the terms of each Company Plan and with the requirements prescribed by all applicable statutes, orders or governmental rules or regulations, (ii) the Company and each of its Subsidiaries has contributed to each Pension

Plan included in the Company Plans not less than the amounts accrued for such plan for all plan periods for which payment is due, (iii) none of the Company or any of its Subsidiaries has any funding commitment or other accrued liabilities except as set forth on
Schedule 3.13(c) or as reserved for in the financial statements in or incorporated by reference into the Company Reports, and (iv) there are and have been no prohibited transactions involving any Company Plan and in the case of each of clauses (i), (ii), (iii) and (iv), except for such matters as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (d) Except as set forth on Schedule 3.13(d), none of the Company or any of its Subsidiaries has made any commitment to establish any new Employee Benefit Plan, to modify any Employee Benefit Plan, or to increase benefits or compensation of Employees of the Company or any of its Subsidiaries (except for normal increases in compensation consistent with past practices), and to the Company's knowledge, no intention to do so has been communicated to Employees of the Company or any of its Subsidiaries.

          (e) There are no pending or, to the Company's knowledge, anticipated claims (excluding claims for benefits incurred in the ordinary course of Company Plan activities) against or otherwise involving any of the Company Plans or any fiduciaries thereof with respect to their duties to the Company Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Company Plan activities) has been brought against or with respect to any such Company Plans.

          (f) Neither the Company nor any of the ERISA Affiliates has, at any time after September 25, 1980, contributed to, or been required to contribute to, any "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA).

          (g) Except as required by the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code or requirements of state law and regulations and except as set forth on Schedule 3.13(g), the Company and its Subsidiaries do not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits described in Section 3(l) of ERISA to any Employee or former Employee following his retirement or termination of employment and, to the Company's knowledge, the Company and its Subsidiaries have never represented, promised or contracted (whether in oral or written form) to any Employee or former Employee that such benefits would be provided.

          (h) For purposes hereof, "Employee Benefit Plans" means each and all "employee benefit plans" as defined in Section 3(3) of ERISA maintained or contributed to by the Company or a Subsidiary or in which the Company or a Subsidiary participates or participated and which provides benefits to Employees, including (i) any such plans that are "employee welfare benefit plans" as defined in Section 3(l) of ERISA, including retiree medical and life insurance plans ("Welfare Plans"), and (ii) any such plans that constitute "employee pension benefit plans" as defined in Section 3(2) of ERISA ("Pension Plans"). "Benefit Arrangements" means life and health insurance, hospitalization, savings, bonus, deferred compensation, incentive compensation, holiday, vacation, severance pay, sick pay, sick leave, disability, tuition refund, service award, company car, scholarship, relocation, patent award, fringe benefit, individual employment, consultancy or severance contracts and other polices or practices of the Company or a Subsidiary providing employee or executive compensation or benefits to Employees maintained or contributed to by the Company or a Subsidiary, other than Employee Benefit Plans. "Employees" mean all current employees, former employees and retired employees of the Company or any of its Subsidiaries, including employees on disability, layoff or leave status. "Controlled Group Liability" means any and all liabilities (other than such liabilities that arise solely out of, or relate solely to, the Company Plans) of the ERISA Affiliates (other than the Company and its Subsidiaries) under (i) Title IV of ERISA, (ii)
Section 302 of ERISA, (iii) Sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and (v) corresponding or similar provisions of foreign laws or regulations.

          (i) To the Company's knowledge, with respect to each Company Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or
Section 302 of ERISA, whether or not waived, (ii) the fair market value of the assets of such plan equals or exceeds the actuarial present value of all accrued benefits under such plan, on a termination basis, (iii) no reportable event within the meaning of
Section 4043(c) of ERISA has occurred, and the consummation of the transactions contemplated by this Agreement will not result in the occurrence of any such reportable event, and (iv) all premiums due to the Pension Benefit Guaranty Corporation have been timely paid in full.

          (j) There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of the Company following the Closing. Without limiting the generality of the foregoing, neither the Company nor any ERISA Affiliate has engaged in any transaction described in Section 4069 or
Section 4204 of ERISA.

          (k) Except as set forth in Schedule 3.13(k), neither the execution and delivery of this Agreement and the Transaction Documents nor the consummation of the transactions contemplated hereby or thereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee of the Company.

     Section 3.14 Labor Matters. Except as set forth in Schedule 3.14, none of the Company or any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. Except for the matters set forth in Schedule 3.14 (none of which matters would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), there is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries. To the Company's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of its Subsidiaries.

     Section 3.15 Affiliate Transactions. Schedule 3.15 sets forth a complete and accurate list of all transactions, series of related transactions or currently proposed transactions or series of related transactions entered into by the Company or any of its Subsidiaries since January 1, 1997 which are of the type required to be disclosed by the Company pursuant to Item 404 of Regulation S-K of the Securities Laws. A true and complete copy of all agreements or contracts relating to any such transaction have been made available to Buyer prior to the date hereof.

     Section 3.16 Insurance. The Company maintains insurance policies, including liability policies, covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and each of its Subsidiaries (collectively, the "Insurance Policies"), which are of a type and in amounts customarily carried by persons conducting businesses similar to those of the Company. Schedule 3.16 sets forth a complete and accurate summary of the Insurance Policies. There is no material claim by the

Company or any of its Subsidiaries pending under any of the material Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

     Section 3.17 Proxy Statement. The Proxy Statement and all of the information included or incorporated by reference therein (other than any information supplied or to be supplied by Buyer for inclusion or incorporation by reference therein) will not, as of the date such Proxy Statement is first mailed to the stockholders of the Company and as of the time of the meeting of the stockholders of the Company in connection with the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

     Section 3.18 Regulatory Compliance.

          (a) Compliance with Law. Except as set forth in Schedule 3.18(a), to the knowledge of the Company, neither the Company nor any Subsidiary is the subject of any investigation, nor has any investigation or prosecution or other action been threatened by any Governmental Entity or any private entity or person regarding non-compliance with any Law and no basis exists for any such investigation or prosecution. None of the Company, any of the Subsidiaries, or any individual employed by the Company or any of the Subsidiaries, to the knowledge of the Company, may reasonably be expected to have criminal culpability or to be excluded from participation in any Medical Reimbursement Program for its or his corporate or individual actions or failure to act. To the Company's knowledge, there is no executive officer of the Company or any Subsidiary continuing to be employed by the Company or any of the Subsidiaries who may reasonably be expected to have individual culpability for matters under investigation by the OIG or other Governmental Entity.

          (b) Billing. Current billing policies, arrangements, protocols, and instructions comply in all material respects with requirements of Medical Reimbursement Programs and are administered by properly trained personnel, except as set forth in Schedule 3.18(b). The Company and each Subsidiary has complied with all applicable Medicare and all other third party pay or billing policies, procedures, limitations and restrictions, and there is no pending or threatened recoupment or penalty action or proceedings against the Company or any Subsidiary under the Medicare program or by any other third party payor, except for such non-compliance, actions or proceedings that individually or in the aggregate would not have a Material Adverse Effect. The Company's current operations do not require compliance with Blue Cross/Blue Shield, Medicaid or CHAMPUS policies, procedures, limitations or restrictions.

          (c) Licenses and Permits. The Company and each of the Subsidiaries has obtained, and maintain in force, all Permits required from any Governmental Entity to operate their respective businesses and to occupy, operate and use any buildings, improvements, fixtures and equipment owned or leased in connection with the operation of assisted living facilities to provide the level one, two and three services described in the Company's 1997 Form 10-K at all locations by the Company or any of the Subsidiaries, and all such Permits are valid and in full force and effect and shall remain so upon consummation of the transactions contemplated by this Agreement with only such exceptions that would not, individually or in the aggregate, have a Material Adverse Effect. All of the Permits referenced in the foregoing sentence have been issued in the name of the Company or the applicable Subsidiary or Affiliated Limited Partnership having an ownership or leasehold interest in the facilities referenced therein. The Company's Subsidiary, Pro Motive Rehabilitative Services, Inc., has a valid license to provide rehabilitation therapy services under Part B of the Medicare Program. No Permits of the Company or any Subsidiary have been suspended, canceled or terminated and, to the knowledge of the Company, no suspension, cancelation or termination of any such Permits is threatened or imminent. Each employee of the Company and of each of the Subsidiaries (including, but not limited to, each facility administrator) has obtained, and maintains in force, all licenses, permits or similar authorizations required to authorize such employee to perform his or her duties on behalf of the Company and the Subsidiaries with only such exceptions that, individually and in the aggregate, would not have a Material Adverse Effect.

          (d) Certain Payments. Neither the Company nor any Subsidiary, nor any director, officer or employee of the Company or any Subsidiary acting for or on behalf of the Company or any Subsidiary, has paid or caused to be paid, directly or indirectly, in connection with the business of the Company or any Subsidiary: (i) any bribe, kickback or other similar payment to any Governmental Entity or any agent of any supplier or customer; or (ii) any contribution to any political party or candidate (other than from personal funds of directors, officers or employees not reimbursed by their respective employers or as otherwise permitted by applicable law).

          (e) Third Party Payors; Medicare. To the extent required in the ordinary course of their business, the Company and each Subsidiary is qualified for the conduct of the Company's business in the ordinary and regular course, for participation in the Medicare program and is a party to provider agreements for such programs which are in full force and effect with no events of default having occurred thereunder, except as set forth in Schedule 3.18(e) and such exceptions that would not, individually or in the aggregate, have a Material Adverse Effect. The Company and each of the Subsidiaries has filed or will timely file all claims or other reports required to be filed with respect to the purchase of services by third-party payors, including, but not limited to, the Medical Reimbursement Programs. All such claims or reports are or will be complete and accurate in all material respects. The Company and each of the Subsidiaries has paid or has properly recorded on the Company's financial statements all actually known and undisputed refunds, discounts or adjustments which have become due pursuant to such claims, and neither the Company nor any Subsidiary has any material liability to any payor with respect thereto, except as has been fully reserved for in the Company's financial statements. Except as set forth in Schedule 3.18(e), there are no pending appeals, overpayment determinations, adjustments, challenges, audits, litigation, or notices of intent to reopen Medicare claims determinations or other reports required to be filed by the Company or any Subsidiary in order to be paid by a payor for services rendered. Neither the Company nor any of the Subsidiaries, nor any of their respective directors, officers, employees, partners, consultants or stockholders has been convicted of, or pled guilty or nolo contendere to, patient abuse or neglect, or any other Medicare program-related offense. Neither the Company nor any of the Subsidiaries, nor any of their respective directors, officers, stockholders, or to the Company's knowledge, their current employees, partners or consultants, has committed any offense which may serve as the basis for suspension or exclusion from the Medicare program, including, but not limited to, defrauding a government program, loss of a license to provide health care services, and failure to provide quality care.

          (f) Fraud and Abuse. The Company, each of the Subsidiaries, and their respective directors, officers and employees and the other persons and entities providing professional services for the Company and the Subsidiaries, have not engaged in any activities which are in violation of Sections 1128A, 1128B, 1128C or 1877 of the Social Security Act (42 U.S.C. ss.ss. 1320a-7a, 1320a-7b, 1320a-7c and
1395nn), the False Claims

Act (31 U.S.C. ss. 3729 et seq.), the False Statements Acts (18 U.S.C. ss. 2002), the Program Fraud Civil Penalties Act (31 U.S.C. ss. 3801 et seq.), California Business and Professions Code ss.ss. 650, 650.01 and 650.01, California Labor Code ss.ss. 139.3 and 139.31, California Health and Safety Code ss. 445, California Welfare and Institutions Code ss.ss. 14107, 14107.2 and 14107.3, or related regulations or other federal or state laws and regulations, including, but not limited to, the following:

          (i) knowingly and wilfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

          (ii) knowingly and wilfully making or causing to be made a false statement or representation of a material fact for use in determining rights to any benefit or payment;

          (iii) failure to disclose knowledge by a Medicare or Medicaid claimant or a claimant under any Medical Reimbursement Program of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment;

          (iv) knowingly and wilfully offering, paying, soliciting or receiving any renumeration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by any Medical Reimbursement Program or (ii) in return for purchasing, leasing, or ordering, or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by any Medical Reimbursement Program; or

          (v) referring or billing a patient for designated health services (as defined in 42 U.S.C. ss. 1395nn) or providing designated health services to a patient upon a referral from an entity or person with which the physician or an immediate family member has a financial relationship, and to which no exception under 42 U.S.C. ss. 1395nn applies.

     Section 3.19 Vote Required. The affirmative vote of the holders of a majority (including the Advancing Party and its Controlled Affiliates (as defined in the Stockholders Agreement) for purposes of determining a quorum but not for determining a majority) of the outstanding shares of Company Common Stock entitled to vote hereon and duly present in person or by proxy at a meeting duly called to vote hereon (and with each share of Company Common Stock entitled to one vote per share) is the only vote of the holders of any class or series of Company Stock necessary to approve this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby. The record date for such vote will be established on or after the date of the Initial Closing.

     Section 3.20 Brokers or Finders. No agent, broker, investment banker or other firm or person, including any of the foregoing that is an Affiliate of the Company, is or will be entitled to any broker's or finder's fee or any other commission or similar fee from the Company in connection with this Agreement or the Transaction Documents or any of the transactions contemplated hereby or thereby for which Buyer or any of its Affiliates will be responsible other than Salomon Brothers Inc (the "Broker"). The fee of the Broker shall be paid by the Company pursuant to a separate agreement between the Company and the Broker. The Company agrees to indemnify and hold harmless Buyer and its successors and assigns from and against any and all claims, losses, liabilities and expenses, including without limitation reasonable attorneys' fees, disbursements and charges, arising out of any claim or demand for commissions or other compensation for bringing about this transaction by any agent, broker, investment banker or other firm or person, including without limitation the Broker, who claims to have dealt with the Company in connection with this Agreement or the Transaction Documents or any of the transactions contemplated hereby or thereby.

     Section 3.21 Knowledge Defined. As used herein, the phrase "to the Company's knowledge" (or words of similar import) means the actual knowledge of any of Gary L. Davidson, John A. Booty, David P. Collins, Graham P. Espley-Jones, Sheila M. Muldoon, Patrick M. Donovan, Erik K. Davidson, Brian Flornes and each president of each division of the Company and includes any facts, matters or circumstances (i) set forth in the files maintained by such person, (ii) that would be known by such persons after the exercise of reasonable inquiry and (iii) set forth in any written notice from any Government Authority or any other material written notice received by the Company or any of its Subsidiaries from any other person, and also including any matter of which Buyer informs the Company in writing.

     Section 3.22 Delivery of Schedules. The Company hereby covenants that all schedules to be delivered pursuant to this Article 3 shall be delivered by the Company on or prior to the date 7 Business Days from the date hereof (such date, the "Schedule Delivery Date").

     Section 3.23 Certain Information. If Buyer obtains knowledge prior to the Initial Closing that any of representations or warranties of the Company set forth in this Article 3 are untrue in any respect and Buyer nevertheless elects to acquire Company Common Stock at the Initial Closing, then such breach shall be deemed to have been waived by the Buyer and the Company shall have no liability to Buyer in respect thereof. For the purposes of this Section, Buyer shall be deemed to have knowledge of any such matter only if (i) such matter is set forth in a schedule to this Agreement, (ii) such matter was set forth in a letter, memorandum or other written communication from the Company that specifically states that such letter, memorandum or other written communication is being delivered pursuant to this Section 3.23 or (iii) Buyer has actual knowledge of such matter a result of its due diligence review contemplated by this Agreement.


                               ARTICLE 4

   Representations and Warranties of Buyer and the Advancing Party

     Buyer and the Advancing Party hereby jointly and severally represent and warrant to the Company as follows:

     Section 4.1 Organization.

          (a) Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite power and authority to enter into this Agreement and the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder.

          (b) The Advancing Party is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Advancing Party has all requisite power and authority to enter into this Agreement and the

Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder.

     Section 4.2 Due Authorization. The execution, delivery and performance of this Agreement and the Transaction Documents to which Buyer and the Advancing Party are parties have been duly and validly authorized by all necessary action on the part of Buyer and the Advancing Party. This Agreement and the Transaction Documents to which Buyer and the Advancing Party are parties have been duly executed and delivered by each of Buyer and the Advancing Party for itself and constitute the valid and legally binding obligations of Buyer and the Advancing Party, enforceable against Buyer or the Advancing Party, as the case may be, in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights or general principles of equity.

     Section 4.3 Conflicting Agreements and Other Matters. Neither the execution and delivery of this Agreement nor the performance by Buyer or the Advancing Party, as the case may be, of its obligations hereunder will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, result in the creation of any mortgage, security interest, encumbrance, lien or charge of any kind upon any of the properties or assets of Buyer or the Advancing Party, as the case may be, pursuant to, or require any consent, approval or other action by or any notice to or filing with any Government Authority pursuant to, the organizational documents or agreements of Buyer or the Advancing Party, as the case may be, or any agreement, instrument, order, judgment, decree, statute, law, rule or regulation by which Buyer or the Advancing Party, as the case may be, is bound, except for filings after any Closing under Section 13(d) or
Section 16 of the Exchange Act.

     Section 4.4 Acquisition for Investment; Sophistication; Source of
Funds.

          (a) Buyer is acquiring the Company Common Stock being purchased by it for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and Buyer has no present intention or plan to effect any distribution of shares of Company Common Stock, provided that the disposition of Company Common Stock owned by Buyer shall at all times be and remain within its control, subject to the provisions of this Agreement and the Transaction Documents.

          (b) Buyer is able to bear the economic risk of the acquisition of Company Common Stock pursuant hereto and can afford to sustain a total loss on such investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment. At the Initial Closing and at each subsequent Closing, the Advancing Party shall have available and shall advance to Buyer all of the funds necessary to satisfy Buyer's obligations hereunder and to pay any related fees and expenses in connection with the foregoing.

          (c) Each of Buyer and the Advancing Party is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act.


     Section 4.5 Proxy Statement. None of the information supplied or to be supplied by Buyer for inclusion or incorporation by reference in the Proxy Statement will, as of the date the Proxy Statement is first mailed to the stockholders of the Company and as of the time of the meeting of the stockholders of the Company in connection with the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     Section 4.6 Brokers or Finders. No agent, broker, investment banker or other firm or person, including any of the foregoing that is an Affiliate of Buyer, or the Advancing Party, is or will be entitled to any broker's or finder's fee or any other commission or similar fee from Buyer or the Advancing Party in connection with this Agreement or any of the transactions contemplated hereby for which the Company or any of its Affiliates will be responsible. Buyer agrees to indemnify and hold harmless the Company from and against any and all claims, losses, liabilities and expenses, including without limitation reasonable attorneys' fees, disbursements and charges, arising out of any claim or demand for commissions or other compensation for bringing about this transaction by any agent, broker, investment banker or other firm or person (excluding the Broker) who claims to have dealt with the Buyer in connection with this Agreement or the Transaction Documents or any of the transactions contemplated hereby or thereby.

     Section 4.7 Investment Company Matters. Neither the Advancing Party nor Buyer is, and after giving effect to the purchase of Company Common Stock contemplated hereby neither will be, an "investment company" or an entity "controlled" by an "investment Company", as such terms are defined in the Investment Company Act of 1940, as amended.


                               ARTICLE 5

                    Covenants Relating to Closings

     Section 5.1 Taking of Necessary Action.

          (a) Each party hereto agrees to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Transaction Documents, subject to the terms and conditions hereof and thereof, including all actions and things necessary to cause all conditions precedent set forth in Article 7 to be satisfied.

          (b) As promptly as practicable after the date hereof, the Company shall prepare and file with the SEC a preliminary proxy statement (the "Proxy Statement") by which the Company's stockholders will be asked to approve, among other things, the issuance of shares of Company Common Stock contemplated hereby. The Proxy Statement as initially filed with the SEC, as it may be amended and refiled with the SEC and as it may be mailed to the Company's stockholders, shall be in form and substance reasonably satisfactory to Buyer. The Company shall use its reasonable efforts to respond to any comments of the SEC and to cause the Proxy Statement to be mailed to the Company's stockholders at the earliest practicable time. As promptly as practicable after the date hereof, the Company shall prepare and file any other filings required of the Company or its Subsidiaries under the Exchange Act, the Securities Act or any other federal, state or local laws relating to this Agreement and the transactions contemplated hereby, and state takeover laws (the "Other Filings"). The Company and Buyer will notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any Other Filing or for additional information and will supply each other with copies of all correspondence between each of them or any of their respective representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or any Other Filing. The Proxy Statement and any Other Filing shall comply in all material respects with all applicable requirements of law. Buyer shall provide the Company all information about Buyer required to be included or incorporated by reference in the Proxy Statement or any Other Filing and shall otherwise cooperate with the Company in taking the actions described in this paragraph. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or any Other Filing, the Company or Buyer, as the case may be, shall promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement. Subject to the provisions of Section 5.6, the Proxy Statement shall include the recommendation of the Board of Directors of the Company that the stockholders of the Company vote in favor of and approve the Amended Company Charter and the issuance of Company Common Stock pursuant to this Agreement.

          (c) The Company shall call a meeting of its stockholders to be held as promptly as practicable (and in no event later than December 31, 1997) for the purpose of voting upon the transactions (including the issuance of Company Common Stock) contemplated hereby; provided that should a quorum not be obtained at such meeting of the stockholders, the meeting of the stockholders shall be postponed or adjourned (but in no event to a date later than December 31, 1997) in order to permit additional time for soliciting and obtaining additional proxies or votes.

          (d) The Company shall obtain the consents set forth in each of Schedules 3.4(d)-A and 3.4(d)-B.

          (e) Except as provided on Schedule 5.1(e), from the date hereof until the sooner to occur of (A) the date on which the Investor Nominees (as defined in the Stockholders Agreement) first become members of the Board, and (B) if the Stockholder Approval vote fails, the date of the stockholder meeting at which the Stockholder Approval failed, (i) no grant or award of options or other similar equity-related or incentive compensation shall be made pursuant to or by amendment to the agreements listed on Schedule 3.9(e), and (ii) any employment, stock option or other agreement entered into and which contains a change-of- control or similar provision shall contain only a change-of-control provision approved by Buyer.

     Section 5.2 Registration Rights Agreement. Concurrent with the execution of this Agreement, the Company, the Advancing Party and Buyer shall enter into the Registration Rights Agreement.

     Section 5.3 Stockholders Agreement. Concurrent with the execution of this Agreement, the Company, the Advancing Party and Buyer shall enter into the Stockholders Agreement.

     Section 5.4 Public Announcements; Confidentiality.

          (a) Subject to each party's disclosure obligations imposed by law and any stock exchange or similar rules and the confidentiality provisions contained in Section 5.4(b), all news releases and other public information disclosures with respect to this Agreement and the Transaction Documents and any of the transactions contemplated hereby or thereby will require the mutual approval of Buyer and the Company before such release or disclosure is made. If a party is required by law or any stock exchange or similar rule to issue a news release or other public announcement, it shall advise the other party in advance thereof and use reasonable best efforts to cause a mutually agreeable release or announcement to be issued.

          (b) Buyer agrees that all information provided to Buyer or any of its representatives pursuant to this Agreement shall be kept confidential, and Buyer shall not (x) disclose such information to any persons other than the directors, officers, employees, financial advisors, investors, lenders, legal advisors, accountants, consultants and affiliates of Buyer who reasonably need to have access to the confidential information and who are advised of the confidential nature of such information or (y) use such information in a manner which would be detrimental to the Company; provided, however, the foregoing obligation of Buyer shall not (i) relate to any information that (1) is or becomes generally available other than as a result of unauthorized disclosure by Buyer or by persons to whom Buyer has made such information available, (2) is or becomes available to Buyer on a non- confidential basis from a third party that is not, to Buyer's knowledge, bound by any other confidentiality agreement with the Company, or (ii) prohibit disclosure of any information if required by law, rule, regulation, court order or other legal or governmental process.

          (c) When requested by the Company, Buyer shall immediately return or destroy (and confirm in writing to the Company such fact) the confidential information, including all copies, reproductions, summaries, or extracts thereof, then in Buyer's or its representatives' possession, excluding this Agreement and the Transaction Documents, and shall not retain any copies, extracts or other reproductions in whole or in part of such material, other than this Agreement and the Transaction Documents. Such return shall not abrogate Buyer's continuing obligations under this Agreement. This provision shall not survive the Initial Closing.

          (d) In the event that Buyer is requested or required (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the confidential information, Buyer shall provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy. In the event such protection or other remedy is not obtained and Buyer is required to provide such confidential information or stand subject to contempt or other censure or penalty, Buyer shall give the Company written notice of the confidential information to be disclosed as far in advance of its disclosure as is practicable and, upon the Company's request and at the Company's expense, use it reasonable efforts to obtain assurances that confidential treatment will be accorded to such confidential information. In the event such information is requested, or is the subject of a subpoena, pursuant to an informal or formal inquiry or investigation by the SEC, any U.S. state securities or blue sky authority, and U.S. or foreign stock exchange or regulatory authority, Buyer shall be free to disclose such information thereto without a protective order.

          (e) Buyer and the Company agree that money damages would not be a sufficient remedy for any breach of the Agreement by the other party or its representatives and that in addition to all other remedies the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, Buyer further agrees to waive and to use its best efforts to cause its representatives to waive an requirement for the securing or posting of any bond in connection with such remedy.

     Section 5.5 Conduct of the Business.

          (a) Except for transactions contemplated hereby, during the period from the date of this Agreement to the earlier of (A) the date on which the Investor Nominees (as defined in the Stockholders Agreement) first become members of the Board and (B) if the Stockholder Approval vote fails, the date of the stockholder meeting at which the Stockholder Approval failed, each of the Company and each Subsidiary, except as otherwise consented to or approved by Buyer in writing or as permitted or required hereby or set forth on Schedule 5.5(a), (x) will conduct its business and will engage in transactions only in the ordinary course consistent with past practice, and (y) will not:

          (i) acquire in a single transaction or group of related transactions, whether by merger, consolidation, purchase of stock or assets or other business combination, any business or assets having a value in excess of 1% of the Company's assets;

          (ii) sell or dispose in a single transaction or group of related transactions, whether by merger, consolidation, sale of stock or assets or other business combination, any business or assets having a value in excess of 1% of the Company's assets;

          (iii) incur or issue any additional indebtedness (including for this purpose any indebtedness evidenced by notes, debentures, bonds, leases or other similar instruments, or secured by any lien on any property, conditional sale obligations, obligations under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business) and obligations under letters of credit or similar credit transactions) in a single transaction or group of related transactions, enter into a guaranty, or engage in any other financing arrangement having a value in excess of 1% of the Company's assets;

          (iv) approve any annual operating budgets of the Company;

          (v) make any material change in the executive management of the Company or enter into any material agreement or arrangement with any members of the executive management of the Company;

          (vi) except for grants of options or the issuance of shares of Company Common Stock pursuant to the agreements listed on
     Schedule 3.3(a), change the number of shares of the authorized or issued capital stock of the Company or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of the Company, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of the capital stock of the Company or declare, set aside or pay any extraordinary dividend, other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of the Company, or redeem or otherwise acquire any shares of such capital stock other than, (i) to a wholly owned Subsidiary thereof or (ii) to directors or employees of the Company or a Subsidiary in connection with any employee benefit plan approved by the shareholders of the Company (provided, however, that in connection with any transaction described in this clause, Buyer shall be entitled, to the extent so provided in Section 4.2 of the Stockholders Agreement, to a participation right on the terms set forth in Section 4.2 of the Stockholders Agreement as if all of the Purchased Shares were issued and owned by Buyer at the time of such transaction, with any additional shares of capital stock (as such term is used in Section 4.2 of the Stockholders Agreement) which Buyer shall have the right to purchase by virtue of such participation right to be issued and purchased only at the time of the Subsequent Closing, and subject to the satisfaction or waiver of the conditions applicable to the purchase of Purchased Shares thereat);

          (vii) change the Company's dividend policy;

          (viii) amend or otherwise modify, or terminate, any material Contract, or enter into any joint venture, lease or management agreement or other material agreement of the Company;

          (ix) request any Subsequent Purchases;

          (x) transact with Affiliates;

          (xi) enter into any business other than the ownership, management, operation and development of assisted living facilities and businesses related thereto;

          (xii) pursuant to or within the meaning of any bankruptcy law, (i) commence a voluntary case, (ii) consent to the entry of an order for relief against it in an involuntary case, (iii) consent to the appointment of a custodian of it or for all or substantially all of its property, (iv) make a general assignment for the benefit of its creditors;

          (xiii) subject to the right of the Company to terminate this Agreement pursuant to Section 9.1(b)(iii) hereof, (i) sell, lease, transfer, convey or otherwise dispose (other that by way of merger or consolidation), in one or a series of related transactions, all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any person, (ii) adopt a plan relating to the liquidation or dissolution of the Company, or (iii) the consummate any transaction (including, without limitation, any merger or consolidation) the result of which is that any person other than the Buyer, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of stock having more than 50% of the voting power of the Company;

          (xiv) change any provision of the Company Charter or the Company By-laws;

          (xv) purchase or lease or enter into a binding agreement to purchase or lease any real property without Buyer's prior written consent, including the purchase of any of the properties which are the subject of the purchase agreements, letters of intent or other arrangements described in Schedule 3.11(b) or the other Schedules hereto;

          (xvi) enter into any employment agreement, or permit any of its Subsidiaries to enter into any employment agreement with any officer or other employee;

          (xvii) make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund or fail to make any Tax payments or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment if any such actions, individually or in the aggregate, would have the effect of materially increasing the Tax liability of or reducing any Tax Asset of the Company or any of its Subsidiaries or Affiliated Limited Partnerships; or

          (xviii) adopt any "poison pill" or other similar shareholders' rights plan.

The Buyer will use reasonable efforts to approve any matter as to which the Company has requested Buyer's consent under this Section; provided, however, that Buyer shall be deemed to have consented to such matter if Buyer has not approved or disapproved such matter within ten calendar days of receipt (by any means other than facsimile transmission) of all documents related to such matter accompanied by a notice to Buyer stating that if Buyer fails to approve or disapprove such matter within ten (10) calendar days Buyer shall be deemed to have approved such matter.

          (b) During the period from the date of this Agreement until the earlier of (i) a Termination Event and (ii) if the Stockholder Approval vote fails, the date of the stockholder meeting at which the Stockholder Approval failed, each of the Company and each Subsidiary will not engage in the actions set forth in Section 5.5(a)(xii) through (xiv), except as otherwise consented to or approved by Buyer in writing. The provisions of this Section 5.5(b) shall survive until a Termination Event, if any, shall have occurred.

     Section 5.6 No Solicitation of Transactions. Unless and until this Agreement is terminated in accordance with its terms, none of the Company or its Subsidiaries shall, directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or knowingly permit any of the officers, directors or employees of such party or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by such party or any of such party's Subsidiaries to take any such action, and the Company shall notify Buyer orally (within one Business Day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which any officer or director of the Company may receive relating to any of such matters and if such inquiry or proposal is in writing, the Company shall deliver to Buyer a copy of such inquiry or proposal; provided, however, that nothing contained in this Section shall prohibit the Board from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or prohibit the Board from taking such other actions as may be required to comply with its fiduciary obligations. If the Board determines with the advice of counsel that failure to do so could be held to violate its fiduciary duties, it may provide information in response to an unsolicited proposal. If the Company receives a bona fide proposal for a Competing Transaction that the Board determines in good faith (based on the advice of a nationally recognized financial advisor) may provide greater value to the Company and its stockholders than the transactions contemplated by this Agreement, it may enter into negotiations with respect to such proposal. The Company will notify Buyer of any such superior proposal not less than two Business Days prior to entering into any definitive agreement with respect to a Competing Transaction; provided, however, that in no event shall the Company enter into a definitive agreement with respect to a Competing Transaction less than five Business Days after the Company's initial notification to Buyer of an inquiry or proposal relating to a Competing Transaction. Within the two-Business-Day or five-Business-Day period referred to above, Buyer may propose an improved transaction.

     Section 5.7 Information and Access. From the date hereof until the date on which the Remaining Equity Commitment shall be zero, (i) the Company and its Subsidiaries shall afford to Buyer and Buyer's accountants, counsel and other representatives full and reasonable access during normal business hours (and at such other times as the parties may mutually agree) to its properties, books, contracts, commitments, records and personnel and, during such period, shall furnish promptly to Buyer (1) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of the Securities Laws, and (2) all other information concerning their businesses, personnel and the Company

Properties as Buyer may reasonably request, and (ii) without limiting the generality of the foregoing, Buyer shall have the right to (1) conduct or cause to be conducted an environmental, physical, structural, electrical, mechanical and other inspection and review of any Company Properties, for which inspection Buyer will and hereby does indemnify and hold the Company harmless from any and all damages whatsoever caused by such inspection, or (2) request that the Company update, at Buyer's expense, any existing reports, reviews or inspections thereof, in which case the Company shall promptly so update its reports, reviews and inspections and cause them to be certified to Buyer by the firm or person who prepared such report or conducted such review or inspection. Buyer and its accountants, counsel and other representatives shall, in the exercise of the rights described in this Section, not unduly interfere with the operation of the businesses of the Company or its Subsidiaries.

     Section 5.8 Notification of Certain Matters. Each of Buyer and the Company shall use its good faith efforts to notify the other party in writing of its discovery of any matter that would render any of such party's or the other party's representations and warranties contained herein untrue or incorrect in any material respect, but the failure of either party to so notify the other party shall not be deemed a breach of this Agreement.

     Section 5.9 HSR Filing. Each of Buyer and the Company shall use its best faith efforts to comply as soon as possible with the requirements of the HSR Act to the extent applicable to the transactions contemplated by this Agreement and the Transactions Documents and shall make their initial filings with the Federal Trade Commission and the United States Department of Justice as soon as practical. Each of Buyer and the Company agrees to use its best faith efforts to satisfy any requests for additional information or other requirements imposed by the Federal Trade Commission or the Department of Justice in connection with the transactions contemplated by this Agreement and the Transactions Documents as soon as practical and, if requested by any party to this Agreement, to request early termination of any waiting period otherwise imposed by statute.

     Section 5.10 Amendment of Company By-laws. The Company shall take all action necessary to amend the Company By-laws to provide that, from and after the date on which the Investor Nominees (as defined in the Stockholders Agreement) first become members of the Board until a Termination Event, if any, (i) the Board will be increased to eleven members, (ii) any action other than in the ordinary course and the appointment of members of the Company's audit and compensation committees, including without limitation actions described in Section 5.5(a), will require (x) the affirmative vote of at least eight members of the board acting at a duly convened meeting of the Board or
(y) with respect to certain matters to be agreed upon by the Company and Buyer prior to the Initial Closing, will require the affirmative vote or at least four members of the Executive Committee acting at a duly convened meeting of the Executive Committee and (iii) the Investor Nominees (as such term is defined in the Stockholders Agreement) shall be entitled to vote in favor of directing the Company to make any Subsequent Closing but shall not be entitled to vote if a proposed request to make any Subsequent Closing has been otherwise approved by a majority of the members of the Board who are not Investor Nominees. The Company By-laws shall also provide that to the maximum extent permitted by law the Executive Committee shall be delegated the authority to approve any matter described in clause (ii) of the immediately preceding sentence.

                               ARTICLE 6

                     Certain Additional Covenants

     Section 6.1 Resale. Buyer acknowledges and agrees that the Company Common Stock that Buyer will acquire in any Stock Purchase will not be registered under the Securities Act and may only be sold or otherwise disposed of in one or more transactions registered under the Securities Act and, where applicable, relevant state securities laws or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such state securities laws is available, and Buyer agrees that the certificates representing such Company Common Stock shall bear a legend with respect to the restrictions on transfer under the Securities Act and under applicable state securities laws. Prior to any proposed transfer of the Purchased Shares, unless such transfer is made pursuant to an effective registration statement under the Securities Act, Buyer will deliver to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that the Purchased Shares may be sold or otherwise transferred without registration under the Securities Act. The Company will remove the legend relating to Securities Act restrictions from any Purchased Shares at any time two years after issuance if Buyer delivers to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that such Purchased Shares are no longer subject to transfer restrictions under the Securities Act. Upon original issuance thereof, and until such time as the same shall have been registered under the Securities Act or sold pursuant to Rule 144 promulgated thereunder (or any similar rule or regulation) each stock certificate for the Purchased Shares shall bear any restricted securities legend required pursuant to the Stockholders Agreement, unless such legend is no longer required thereunder.

     Section 6.2 Use of Funds. The Company shall use the funds received from Stock Purchases to (i) reduce indebtedness of the Company, (ii) fund the acquisition, development and redevelopment of assisted living facilities and (iii) pay expenses pursuant to Section 9.3.

     Section 6.3 Guarantee. The Advancing Party hereby unconditionally and irrevocably guarantees and agrees to be responsible for the payment and performance of all of Buyer's obligations hereunder.

     Section 6.4 Loan. The Advancing Party will arrange a $15 million bank loan for the Company on commercially reasonable terms by August 15, 1997, which loan will be repaid in full by the Company from proceeds of the sale of Purchased Shares at the Initial Closing.

                               ARTICLE 7

                        Conditions to Closings

     Section 7.1 Conditions of Purchase at Initial Closing. The obligation of Buyer to purchase and pay for the Purchased Shares at the Initial Closing is subject to satisfaction or waiver of each of the following conditions precedent:

          (a) HSR Filing. Buyer and the Company shall have received authorization under the HSR Act to enter into the transactions contemplated by this Agreement.

          (b) Due Diligence. Buyer shall have completed its due diligence investigations of the Company and shall not have elected to terminate this Agreement as provided in Section 9.1(a).

          (c) Loan Repayment. The Company shall repay in full any loans made pursuant to Section 6.4 from the proceeds of the sale of Purchased Shares at the Initial Closing.

     Section 7.2 Conditions to Purchase at Second Closing. The obligations of Buyer to purchase and pay for the Purchased Shares at the Second Closing are subject to satisfaction or waiver of each of the following conditions precedent:

          (a) Stockholder Approval. The issuance of Company Common Stock pursuant to this Agreement and the other transactions contemplated by this Agreement and the Transaction Documents shall have been approved by the majority vote (including Company Common Stock owned by the Advancing Party and its Controlled Affiliates (as defined in the Stockholders Agreement) for purposes of determining a quorum but not for determining a majority) of the Company's stockholders ("Stockholder Approval").

          (b) Company Charter. The Company Charter shall be amended to allow the expansion of the Board of Directors as provided for in the Stockholders Agreement.

          (c) Company By-laws. The Company By-laws shall be amended substantially in the form attached hereto as Exhibit C, which form (i) amends Section 3.10 of the Company By-laws to require a supermajority vote of the Board for all actions taken by the Board and (ii) requires Board approval for all actions specified in Section 5.10 of this Agreement.

     Section 7.3 Conditions of Purchase at All Closings. The obligations of Buyer to purchase and pay for the Purchased Shares at each Closing (including the Initial Closing and any Subsequent
Closing, except where otherwise indicated) are subject to satisfaction or waiver of each of the following conditions precedent:

          (a) Representations and Warranties; Covenants. The representations and warranties of the Company contained herein shall be true and correct in all respects on and as of the relevant Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that speak as of a specific date or time other than such Closing Date (which need only be true and correct in all respects as of such date or time)), other than, in all such cases, such failures to be true and/or correct as would not in the aggregate reasonably be expected to have a Material Adverse Effect; provided, however, that if any of the representations and warranties is already qualified in any respect by materiality or as to Material Adverse Effect for purposes of this Section 7.3(a) such materiality or Material Adverse Effect qualification will be in all respects ignored (but subject to the overall standard as to Material Adverse Effect set forth immediately prior to this proviso). The covenants and agreements of the Company to be performed on or before the relevant Closing Date in accordance with this Agreement shall have been duly performed in all respects, other than (except for the Company's obligation to deliver the relevant shares of Company Common Stock at the relevant Closing and in, the case of the Initial Closing, the covenants set forth in Sections 5.1(e), 5.2 and 5.3, as to which the proviso set forth in this other-than clause shall not apply) for such failures to have been performed as would not in the aggregate reasonably be expected to have a Material Adverse Effect (provided, however that if any such covenant or agreement is already qualified in any respect by materiality or as to Material Adverse Effect for purposes of determining whether this condition has been satisfied, such materiality or Material Adverse Effect or qualification will be in all respects ignored and such covenant or agreement shall have been performed in all respects without regard to such qualification (but subject to the overall exception as to Material Adverse Effect set forth immediately prior to this proviso)). As to each Closing other than the Initial Closing, no condition to the obligations of Buyer to purchase and pay for the Purchased Shares at the Initial Closing, and that was not duly waived by Buyer, shall have failed to be satisfied as of the Initial Closing. The Company shall have delivered to Buyer at the relevant Closing a certificate of an appropriate officer in form and substance reasonably satisfactory to Buyer dated the relevant Closing Date to such effect. In making any determination as to Material Adverse Effect under this Section 7.3(a), the matters set forth in such Section shall be aggregated and considered together.

          (b) No Material Breach. The Company shall be in compliance in all material respects with its covenants and other obligations under this Agreement and the Transaction Documents. The Company shall have satisfied the conditions of Section 7.3(a), except in each case for any Breaching Matters waived by Buyer in accordance with the terms hereof.

          (c) No Injunction. There shall not be in effect any final order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby and there shall be no pending Actions which would reasonably be expected to have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby or to issue the Purchased Shares.

          (d) Consents. The Company shall have obtained (i) the consents set forth in Schedule 3.4(d)-A in the case of the Initial Closing, (ii) the consents set forth in Schedule 3.4(d)-B in the case of Subsequent Closings and (iii) with respect to any Subsequent Closing that would result in Buyer owning more than 48.9% of then outstanding Company Common Stock, the written consent of Meditrust Acquisition Corporation III satisfactory in form and substance to Buyer.

          (e) No Material Adverse Change. Since March 31, 1997, there shall not have been any change, circumstance or event which has had or would reasonably be expected to have a Material Adverse Effect.

     Section 7.4 Conditions of Sale. The obligation of the Company to issue and sell any Purchased Shares at any Closing (including the Initial Closing and each Subsequent Closing, except where otherwise indicated below) is subject to satisfaction or waiver of each of the following conditions precedent:

          (a) Representations and Warranties; Covenants. The representations and warranties of Buyer and the Advancing Party contained herein shall have been true and correct in all respects on and as of the date hereof, and shall be true and correct in all respects on and as of the relevant Closing Date with the same effect as though such representations and warranties had been made on and as of the relevant Closing Date (except for representations and warranties that speak as of a specific date or time other than such Closing Date (which need only be true and correct in all respects as of such date or time)), other than, in all such cases, such failures to be true and/or correct as would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company or Buyer's ability to consummate the transactions contemplated hereby; provided, however, that if any of the representations and warranties is already qualified in any respect by materiality or as to Material Adverse Effect for purposes of this Section 7.4(a) such materiality or Material Adverse Effect qualification will be in all respects ignored (but subject to the overall standard as to Material Adverse Effect set forth immediately prior to this proviso). The covenants and agreement, of Buyer to be performed on or before the relevant Closing Date in accordance with this Agreement shall have been duly performed in all respects, other than (except for Buyer's obligation to pay the relevant Purchase Price at the relevant Closing, and, as to the Initial Closing, except for Buyer's covenants set forth in Sections 5.2 and 5.3, as to which the proviso set forth in this other-than clause shall not apply) for such failures to have been performed as would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company or Buyer's ability to consummate the transactions contemplated hereby (provided, however, that if any such covenant or agreement is already qualified in any respect by materiality or as to Material Adverse Effect for purposes of determining whether this condition has been satisfied, such materiality or Material Adverse Effect qualification will be in all respects ignored and such covenant or agreement shall have been performed in all respects without regard to such qualification (but subject to the overall exception as to Material Adverse Effect set forth immediately prior to this proviso)). Buyer shall have delivered to the Company at the relevant Closing a certificate of an appropriate officer in form and substance reasonably satisfactory to the Company dated the relevant Closing Date to such effect.

          (b) Stockholder Approval. Except in the case of the Initial Closing, the issuance of the Company Common Stock pursuant to this Agreement shall have received Stockholder Approval.

          (c) No Injunction. There shall not be in effect any final order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby and there shall be no pending Actions which would reasonably be expected to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby or to acquire the Purchased Shares.

          (d) Consents. The Company shall have obtained (i) the consents set forth in Schedule 3.4(d)-A in the case of the Initial Closing, (ii) the consents set forth in Schedule 3.4(d)-B in the case of Subsequent Closings and (iii) with respect to any Subsequent Closing resulting in Buyer acquiring more than 48.9% of then outstanding Company Common Stock, the consent of Meditrust Acquisition Corporation III with respect to that portion of the Subsequent Closing that exceeds 48.9% of then outstanding Company Common Stock, provided, however, that such consent will only be required with respect to Purchased Shares of the Subsequent Closing exceeding 48.9% and failure to receive such consent will be a condition precedent only with respect to such Purchased Shares.


                               ARTICLE 8

                       Survival; Indemnification

     Section 8.1 Survival. Except as otherwise provided in this Agreement, all representations, warranties and (except as provided by the last sentence of this Section 8.1) covenants and agreements of the parties contained herein, including indemnity or indemnification agreements contained herein, or in any Schedule or Exhibit hereto, or any certificate, document or other instrument delivered in connection herewith shall survive the Initial Closing and any Subsequent Closing until the first anniversary of the latest of the Initial Closing and any Subsequent Closing. No Action or proceeding may be brought with respect to any of the representations and warranties, or any of the covenants or agreements which survive until such first anniversary, unless written notice thereof, setting forth in reasonable detail the claimed misrepresentation or breach of warranty or breach of covenant or agreement, shall have been delivered to the party alleged to have breached such representation or warranty or such covenant or agreement prior to such first anniversary; provided, however, that, if Buyer shall have complied with this Section 8.1, the damages for breach by the Company of any of the representations and warranties, or any of the covenants or agreements which survive until such first anniversary, shall be measured with respect to all of Buyer's purchases of Company Common Stock hereunder and not with respect only to Buyer's purchases hereunder made prior to such first anniversary, but such measurement shall not in any event include any shares of Company Stock that Buyer may have purchased other than from the Company. Those covenants or agreements that contemplate or may involve actions to be taken or obligations in effect after the Initial Closing (including Section 5.5(b)) shall survive in accordance with their terms.

     Section 8.2 Indemnification by Buyer or the Company.

          (a) Subject to Section 8.1, from and after any Closing Date, Buyer shall indemnify and hold harmless the Company, its successors and assigns, from and against any and all damages, claims, losses, expenses, costs, obligations, and liabilities, including liabilities for all reasonable attorneys' fees and expenses (including attorney and expert fees and expenses incurred to enforce the terms of this Agreement) (collectively, "Loss and Expenses") suffered, directly or indirectly, by the Company by reason of, or arising out of, (i) any breach as of the date made or deemed made or required to be true of any representation or warranty made by Buyer in or pursuant to this Agreement, or (ii) any failure by Buyer or the Advancing Party to perform or fulfill any of its covenants or agreements set forth herein. Notwithstanding any other provision of this Agreement to the contrary, in no event shall Loss and Expenses include a party's incidental or consequential damages.

          (b) Subject to Section 8.1, from and after any Closing Date, the Company shall indemnify and hold harmless Buyer, its successors and assigns, from and against any and all Loss and Expenses, suffered, directly or indirectly, by Buyer by reason of, or arising out of, (i) any breach as of the date made or deemed made or required to be true of any representation or warranty made by the Company in or pursuant to this Agreement and any statements made in any certificate delivered pursuant to this Agreement, or (ii) any failure by the Company to perform or fulfill any of its covenants or agreements set forth herein. Notwithstanding any other provision of this Agreement to the contrary, in no event shall Loss and Expenses include a party's incidental or consequential damages.

          (c) Notwithstanding the foregoing, (i) neither Buyer nor the Company shall be responsible for any Loss and Expenses as provided by paragraphs (a) and (b), respectively, of this Section 8.2 until the cumulative aggregate amount of such Loss and Expenses suffered by Buyer or the Company, as the case may be, exceeds $100,000, in which case Buyer or the Company, as the case may be, shall then be liable for all such Loss and Expenses, and (ii) the cumulative aggregate indemnity obligation of each of Buyer and the Company under this
Section 8.2 shall in no event exceed the actual aggregate amount paid by Buyer for the shares of Company Common Stock purchased by it from the Company pursuant to this Agreement. Except with respect to third-party claims being defended in good faith or claims for indemnification with respect to which there exists a good faith dispute, the indemnifying party shall satisfy its obligations hereunder within 30 days of receipt of a notice of claim under this
Article 8.

     Section 8.3 Third-Party Claims. If a claim by a third party is made against an Indemnified Party and if such Indemnified Party intends to seek indemnity with respect thereto under this Article, such Indemnified Party shall promptly notify the indemnifying party in writing of such claims setting forth such claims in reasonable detail; provided, however, the foregoing notwithstanding, the failure of any Indemnified Party to give any notice required to be given hereunder shall not affect such Indemnified Party's right to indemnification hereunder except to the extent the indemnifying party from whom such indemnity is sought shall have been prejudiced in its ability to defend the claim or action for which such indemnification is sought by reason of such failure. The indemnifying party shall have 20 days after receipt of such notice to undertake, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith; provided, however, that the Indemnified Party may participate in such settlement or defense through counsel chosen by such Indemnified Party, provided that the fees and expenses of such counsel shall be borne by such Indemnified Party. The Indemnified Party shall not pay or settle any claim which the indemnifying party is contesting. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the indemnifying party. If the indemnifying party does not notify the Indemnified Party within 20 days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

                               ARTICLE 9

                              Termination

     Section 9.1 Termination. (a) This Agreement may be terminated at any time prior to the Initial Closing by:

          (i) the mutual consent of the Company and Buyer;

          (ii) Buyer (if it is not in breach of any of its material obligations hereunder) in the event of a breach or failure by the Company that is material in the context of the transactions contemplated hereby of any representation, warranty, covenant or agreement by the Company contained herein;

          (iii) the Company (if it is not in breach of any of its material obligations hereunder) in the event of a breach or failure by Buyer that is material in the context of the transactions contemplated hereby of any representation, warranty, covenant or agreement by Buyer contained herein which has not been, or cannot be, cured within 30 Business Days after written notice of such breach is given to Buyer;

          (iv) Buyer, acting in its sole discretion, shall have elected to terminate this Agreement for any reason by notice to the Company given on or before the later to occur of July 23, 1997 and six Business Days after the date on which all the schedules contemplated by Section 3.22 are delivered to Buyer; or

          (v) either the Company or Buyer, if the Initial Closing shall not occur prior to December 31, 1997, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe any material covenant or agreement set forth herein required to be performed or observed by such party on or before the date of the Initial Closing.

          (b) This Agreement may be terminated at any time by:

          (i) either the Company or Buyer, in the event that the stockholders of the Company vote upon and fail to approve the issuance of Company Common Stock contemplated hereby (it being understood that the Initial Closing shall have occurred prior to the date of the meeting of holders of shares of Company Stock to so approve);

          (ii) Buyer, (1) if the Board shall have withdrawn, modified or failed to make or refrained from making its recommendation that the stockholders of the Company approve the issuance of Company Common Stock pursuant to this Agreement as provided for in Section 3.2(b) and Section 5.1(b) or (2) if the Board of Directors of the Company at any time refuses to reaffirm, at Buyer's request, such recommendation and its determination to make such recommendation to the stockholders of the Company, except, in each case, as permitted by Section 5.6, or (3) if no meeting at which the stockholders of the Company are asked to vote upon the transactions contemplated by this Agreement shall have duly occurred on or prior to December 31, 1997; or

          (iii) The Company, if the Board in compliance with Section
     5.6 hereof determines in good faith to terminate in favor of a Competing Transaction, subject to the Company's obligation to pay Buyer certain fees pursuant to Section 9.3 hereof.

     Section 9.2 Procedure and Effect of Termination. In the event of termination of this Agreement by either or both of the Company and Buyer pursuant to Section 9.1, written notice thereof shall forthwith be given by the terminating party to the other party hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of Sections 3.20 and 4.7 (Brokers or Finders), 5.4 (Public Announcements; Confidentiality), 9.3 (Expenses), 10.2 (Governing law), and 10.4 (Notices), and, in the event of any termination following any Closing hereunder, the provisions of Article 8 (Survival; Indemnification), and any related definitional, interpretive or other provisions necessary for the logical interpretation of such provisions, shall survive the termination of this Agreement; provided, however, that such termination shall not relieve any party hereto of any liability for any breach of this Agreement.

     Section 9.3 Expenses.

          (a) Except as set forth in this Agreement, whether or not any Stock Purchase is consummated and regardless of any reason for which this Agreement may have been terminated pursuant to Section 9.1 (other than Section 9.1(a)(iv)), all costs and expenses incurred by Buyer in connection with this Agreement and the transactions contemplated hereby, including without limitation, reasonable fees, expenses and reimbursements of counsel to Buyer, reasonable out-of-pocket expenses incurred by Buyer and Buyer's agents and representatives incurred in performing due diligence and all other reasonable out-of-pocket expenses incurred by Buyer in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby (collectively, "Buyer's Expenses") shall be paid by the Company. In the event this Agreement shall be terminated pursuant to Section 9.1(a)(iv), the Company's obligation to pay Buyer's Expenses shall be limited to the first $250,000 of Buyer's Expenses and one-half of the next $750,000 of Buyer's Expenses.

          (b) In addition to the rights of Buyer pursuant to Section
2.8 of this Agreement, if (i) the Board shall have not recommended stockholder approval of this Agreement and the transactions contemplated hereby (or shall have withdrawn or modified such a recommendation) and the Company's stockholders shall have failed for any reason (other than as a result of Buyer's breach of any of its material obligations hereunder) to approve the same by the requisite vote (as set forth in the definition of the term "Stockholder Approval") at the Company's stockholders' meeting held in accordance with the terms hereof, (ii) the Company shall have failed to duly convene such stockholders' meeting on or prior to December 31, 1997 or (iii) the Board shall have not recommended stockholder approval of this Agreement and the transactions contemplated hereby (or shall have withdrawn or modified such a recommendation) and the Second Closing has not occurred on or before January 31, 1997 (provided that Buyer is not in material default under this Agreement, that Buyer has not breached any of its representations and warranties in any material respect, and that Buyer has satisfied in all material respects its covenants relating to the Second Closing and contemplated by the terms hereof to be performed at or prior to the time of the Company's stockholders' meeting), then the Company shall make payment to Buyer by wire transfer, within five Business Days after the earliest to occur of the conditions set forth in clauses (i) through (iii) above, of the amount equal to the sum of (1) all amounts due Buyer pursuant to Section 9.3(a), (2) $6,000,000 as an adjustment to the purchase price of the Initial Number of Shares and (3) a breakup fee in the amount equal to $7,000,000 (the "Breakup Fee"). Alternatively, if the Board shall have recommended stockholder approval of this Agreement and the transactions contemplated hereby (and not withdrawn or modified such a recommendation) and either (i) the Company's stockholders shall have failed for any reason (other than as a result of Buyer's breach of any of its material obligations hereunder) to approve the same or (ii) the Second Closing has not occurred on or before January 31, 1998 (provided that Buyer is not in material default under this Agreement, that Buyer has not breached any of its representations and warranties in any material respect, and that Buyer has satisfied in all material respects its covenants relating to the Second Closing and contemplated by the terms hereof to be performed at or, prior to the Company's stockholder meeting) then the Company shall make payment to Buyer by wire transfer, within five Business Days after the stockholders' vote, of an amount equal to the sum of (1) all amounts due Buyer pursuant to Section 9.3(a) and (2) $8,650,000 as an adjustment to the purchase price of the Initial Number of Shares. If the transactions contemplated by this Agreement do not close as the result of the Company's knowing and wilful breach of a material representation, warranty or covenant contained herein or in any of the Transaction Documents (and Buyer shall not be in breach of any of its material obligations hereunder), the Company shall make payment to Buyer by wire transfer, within five Business Days after notice from Buyer to the Company of the occurrence of such event, of an amount equal to the sum of (1) all amounts due Buyer pursuant to Section 9.3(a) and (2) $13,000,000 as an adjustment to the purchase price of the Initial Number of Shares and as a breakup fee.


                              ARTICLE 10

                             Miscellaneous

     Section 10.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

     Section 10.2 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

     Section 10.3 Entire Agreement. This Agreement (including agreements incorporated herein) and the Schedules and Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any person not a party hereto (and their successors and assigns) any rights or remedies hereunder.

     Section 10.4 Notices. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to the Company shall be addressed to:

         ARV Assisted Living, Inc.
         245 Fischer Avenue, D-1
         Costa Mesa, CA 92626
         Attention: Gary L. Davidson and Sheila Muldoon
         Telecopy Number: (714) 435-7102

         with a copy to:

         Latham & Watkins
         650 Town Center Drive, 20th Floor
         Costa Mesa, CA 90071
         Attention:  William J. Cernius
         Telecopy Number:  (714) 755-8290

or at such other address and to the attention of such other person as the Company may designate by written notice to Buyer. Notices to Buyer shall be addressed to:

         Lazard Freres Real Estate Investors L.L.C.
         Thirty Rockefeller Plaza, 63rd Floor
         New York, NY 10020
         Attention: Robert P. Freeman, Murry N. Gunty & Klaus Kretschmann Telecopy Number: (212) 332-5980

         with a copy to:

         Cravath, Swaine & Moore
         825 Eighth Avenue
         New York, NY 10019
         Attention: Kevin J. Grehan, Esq.
         Telecopy Number: (212) 474-3700

     Section 10.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Buyer and the Advancing Party shall be permitted to assign any of their rights hereunder to any Affiliate of Buyer or the Advancing Party, provided that such Affiliate agrees to be bound hereby and by the Stockholders Agreement, and provided that Buyer and the Advancing Party shall remain liable hereunder, and provided that any bona fide financial institution to which any Buyer, the Advancing Party or any permitted transferee has Transferred (as that term is used in the Stockholders Agreement) (including upon foreclosure of a pledge) shares of Company Stock for the purpose of securing bona fide indebtedness of any Buyer and which has agreed to be bound by this Agreement and the Stockholders Agreement shall also be entitled to enforce the rights of Buyer and the Advancing Party hereunder.

     Section 10.6 Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated.

     Section 10.7 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

     Section 10.8 Interpretation; Absence of Presumption.

          (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires,
(ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions.

          (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

     Section 10.9 Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

     Section 10.10 Further Assurances. The Company and Buyer agree that, from time to time, whether before, at or after any Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intents hereof.

     Section 10.11 Specific Performance. Buyer and the Company each acknowledge that, in view of the uniqueness of the parties hereto, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

     Section 10.12 Joint and Several Liability. The obligations and liabilities of Buyer and the Advancing Party under or in connection with this Agreement are joint and several.

     Section 10.13 Interpretation of Schedules. Any matter set forth on any Schedule shall be deemed to be referred to on all other
Schedules to which such matter logically relates and where such reference would be appropriate and can reasonably be inferred from the matters disclosed on the first Schedule as if set forth on such other Schedules.

     Section 10.14 Acknowledgment of Company's Right to Take Certain Actions. Notwithstanding anything to the contrary herein, the Company may, at its sole discretion, reincorporate the Company under the laws of the State of Delaware.

     IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto as of the day first above written.

                         ARV ASSISTED LIVING, INC.



                         by: /s/ Gary L. Davidson
                             -----------------------------------
                              Name:  Gary L. Davidson
                              Title: Chairman
                                      & Chief Executive Officer


                         PROMETHEUS ASSISTED LIVING LLC

                              by:  Lazard Freres Real Estate Investors
                                   L.L.C., its sole member


                                   by: /s/ Robert P. Freeman
                                      ---------------------------
                                      Name:  Robert P. Freeman
                                      Title: President


                         LAZARD FRERES REAL ESTATE INVESTORS L.L.C.


                              by: /s/ Robert P. Freeman
                                  -------------------------------
                                 Name:  Robert P. Freeman
                                 Title: President